Exhibit 10.18

Confidential Materials omitted and filed separately with the

Securities and Exchange Commission. Asterisks denote omissions.

SUPPLY CONTRACT

between

THE EUROPEAN JOINT UNDERTAKING FOR ITER AND THE
DEVELOPMENT OF FUSION ENERGY

and

BRUKER EAS GmbH

(F4E-2008-OPE-005-02 (MS-MG))

Bruker EAS GmbH Ehrichstraße 10 63450 Hanau

CONTRACT NUMBER – F4E-2008-OPE-005-02 (MS-MG)

The European Joint Undertaking for ITER and the Development of Fusion Energy (hereinafter referred to as “Fusion for Energy”), represented for the purposes of the signature of this contract by Mr. Didier Gambier, Director.

of the one part,

and

Bruker EAS, GmbH

Registration number: HRB7581

VAT number: 035 229 56526

Ehrichstraße 10, 6345 Hanau, Germany

(hereinafter referred to as “the Contractor”), represented for the purposes of the signature of this contract by Dr. Klaus Schlenga, General Manager and Dr. Burkhard Prause, General Manager.

of the other part,

HAVING REGARD to Council Decision 2007/198/Euratom of 27 March 2007 establishing the European Joint Undertaking for ITER and the Development of Fusion Energy and conferring advantages upon it(1),

HAVING REGARD to the Agreement on the Establishment of the ITER International Fusion Energy Organisation for the Joint Implementation of the ITER Project(2),

HAVE AGREED

the Special Conditions and the General Conditions below and the following Annexes:

Annex I          Tender Specifications (Invitation to Tender No No F4E-2008-OPE-005-negotiated procedure), including:

•      Annex A (Management Specifications)

•      Annex B (Technical Specification)

•      Annex C (Declaration of the background intellectual property)

•      Annex D (Form for declaration of the foreground intellectual property)

(1) OJ L 90 of 30.3.2007, p.58

(2) OJ L 358 of 16.12.2006, p.62

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Annex II         Contractor’s Tender reference BEAS-PM/Die-CG of 21st March 2009 - Original archived at Fusion for Energy’s premises which form an integral part of this contract (hereinafter referred to as “the Contract”).

•      The terms set out in the Special Conditions shall take precedence over those in the other parts of the Contract.

•      The terms set out in the General Conditions shall take precedence over those in the Annexes.

•      The terms set out in the Tender Specifications (Annex I) shall take precedence over those in the Tender (Annex II).

Subject to the above, the several instruments forming part of this Contract are to be taken as mutually explanatory. Ambiguities or discrepancies within or between such parts shall be explained or rectified by a written instruction issued by the Fusion for Energy, subject to the rights of the Contractor under Article I.14 should he dispute any such instruction.

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I – SPECIAL CONDITIONS

ARTICLE I.1 - SUBJECT

I.1.1        The subject of the Contract is the supply of 37.1 (thirty seven point one) tons of Chromium plated Nb3Sn strand used for the ITER TF Conductors.

I.1.2        The Contractor shall supply the goods in accordance with the Tender Specifications annexed to the Contract (Annex I).

ARTICLE I.2 - DURATION AND DELIVERY

I.2.1        The Contract shall enter into force on the date on which it is signed by the last contracting party.

I.2.2        Performance of the Contract may under no circumstances begin before the date on which the Contract enters into force.

I.2.3        The duration of the Contract will he 44 months from the date on which the Contracts enters into force.

I.2.4        Delivery of goods shall take place in accordance with the schedule referred to in Annex B. The Contractor shall notify Fusion for Energy of the exact date of delivery at least 14 days in advance together with the Release Note described in Annex A to be approved by Fusion for Energy before the shipment of goods. Deliveries may be made on any working day during normal working hours, at the place of delivery.

I.2.5        The goods shall be delivered DDP(3) at place(s) to be specified by Fusion for Energy in the course of this Contract but not later than 30 days before the delivery of the goods.

ARTICLE I.3 - CONTRACT PRICES

I.3.1        The total amount to be paid by Fusion for Energy under the Contract shall be EUR 24,486,000 (twenty four millions four hundred eighty six thousand Euros) covering the supply of all the goods and execution of related obligations in accordance with the conditions of this Contract.

I.3.2        Prices shall he fixed and not subject to revision

ARTICLE I.4 –PAYMENT PERIODS AND FORMALITIES

Payments under the Contract shall be made in accordance with Article II.5. Payments shall be executed only if the Contractor has fulfilled all his contractual obligations related to the relevant payment by the date on which the invoice is submitted.

(3) Incoterms 2000 of the International Chamber of Commerce.

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I.4.1        Pre-financing:

Following signature of the Contract Fusion for Energy, within forty-five days of the latest of the following dates:

•      the receipt by Fusion for Energy of a request for pre-financing with a relevant invoice

•      the receipt by Fusion for Energy of a duly constituted financial guarantee equal to at least FUR 7,345,800 (seven million three hundred forty five thousand eight hundred Euros)

a pre-financing payment of EUR 7,345,800 (seven million three hundred forty five thousand eight hundred Euros) equal to 30% of the total amount referred to in Article I.3.1 shall be made.

I.4.2        Interim payment:

Requests for interim payment of:

Deliverable A:	EUR	237,600	(Two hundred thirty-seven thousand six hundred)

Deliverable B:	EUR	792,000	(Seven hundred ninety-two thousand)

Deliverable C:	EUR	792,000	(Seven hundred ninety-two thousand)

Deliverable D:	EUR	990,000	(Nine hundred ninety thousand)

Deliverable E:	EUR	990,000	(Nine hundred ninety thousand)

Deliverable F:	EUR	990,000	(Nine hundred ninety thousand)

Deliverable G:	EUR	990,000	(Nine hundred ninety thousand)

Deliverable H:	EUR	990,000	(Nine hundred ninety thousand)

Deliverable I:	EUR	990,000	(Nine hundred ninety thousand)

Deliverable J:	EUR	990,000	(Nine hundred ninety thousand)

Deliverable K:	EUR	990,000	(Nine hundred ninety thousand)

Deliverable L:	EUR	990,000	(Nine hundred ninety thousand)

Deliverable M:	EUR	990,000	(Nine hundred ninety thousand)

Deliverable N:	EUR	990,000	(Nine hundred ninety thousand)

Deliverable O:	EUR	990,000	(Nine hundred ninety thousand)

Deliverable P:	EUR	990,000	(Nine hundred ninety thousand)

if accompanied by:

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•      Acceptance Data Package in accordance with the requirements laid down in Annex A and B

•      the relevant invoices

provided that the deliverables and related Acceptance Data Package have been accepted and approved by Fusion for Energy.

Fusion for Energy shall have sixty days from receipt to approve or reject the Acceptance Data Package and accept the deliverable by issuing an Acceptance Note, and the Contractor shall have twenty days in which to submit additional information or a new Acceptance Data Package.

Within forty-five days of the date on which the Acceptance Note is issued by Fusion for Energy, an interim payment corresponding to the relevant invoices shall be made.

I.4.3        Payment of the balance:

The request for payment of the balance of the Contractor shall be admissible:

•      after the delivery in accordance with this Contract and acceptance of all the deliverables and related Acceptance Data Packages if accompanied by:

•      the Final Report in accordance with the requirements laid down in Annex A and B;

•      the relevant invoice

provided that all the contractual obligations were fulfilled by the Contractor and the Final Report was approved by Fusion for Energy a payment of EUR 2,448,600 (two million four hundred forty-eight thousand six hundred) equal to 10% of the total amount referred to in Article I.3.1 shall be made.

Fusion for Energy shall have sixty days from receipt to approve or reject the Final Report, and the Contractor shall have twenty days in which to submit additional information or a new Final Report.

Within forty-five days of the date on which the Final Report was approved by Fusion for Energy, payment of the balance corresponding to the relevant invoices shall be made.

I.4.4.       Performance guarantee:

Performances guarantee for an amount of EUR 2,448,600 (two million four hundred forty-eight thousand six hundred) corresponding to 10% of the total value of the Contract shall be issued by a bank, or an authorised financial institution, or the parent company in favour of Fusion for Energy. It shall be released after payment of the balance. It shall cover performance of the Contract in accordance with the terms set out in Annex I.

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ARTICLE I.5 – BANK ACCOUNT

Payments shall be made to the Contractor’s bank account denominated in euro, identified as follows:

[**]

ARTICLE I.6 – PACKING, TRANSPORT, INSURANCE AND IMPORTATION

I.6.1        Packing, transport and transport insurance (including off-loading) shall be the responsibility of the Contractor and included in the Contract Price.

I.6.2        Unless otherwise expressly provided by the Contract all packing materials delivered by the Contractor shall be considered as non-returnable and their cost as having been included in the Contract Price.

I.6.3        The goods shall be packaged in strong boxes or crates or in any other way that ensures that the contents remain intact and prevents damage or deterioration.

I.6.4        Transport shall be made to the place of delivery specified in Article I.2.4 of the Contract. Fusion for Energy reserves the right to change the delivery address.

I.6.5        The Contractor shall complete or cause to be completed all forms and formalities involved in the transport, and if applicable export/import, of the goods. If required documents are missing and the goods thereby delayed all the resulting additional expenses, such as but not limited to demurrage and warehousing, shall be borne by the Contractor.

I.6.7        Should Fusion for Energy request the postponement of delivery of the whole or part of the goods, the Contractor shall provide free storage and maintenance under his own responsibility for a period of six months dating from the stipulated date of delivery. If the period exceeds six months, the Contractor’s obligation shall continue subject to an agreement concerning the reimbursement of actual costs incurred during the period in excess of the aforementioned six months. During such storage period the goods shall be at the Contractor’s risk. If the acceptance of the supply is granted by Fusion for Energy the postponement of the delivery will not delay the foreseen payment schedule. In accordance with article II.11.1 the ownership of the supplies remains with the Contractor until the delivery.

ARTICLE I.7 – ACCESS

I.7.1        Fusion for Energy and any body designated by Fusion for Energy shall have the right to check at the Contractor’s premises or at those of his sub-contractors the quality, the progress and status of the work forming the subject matter of the Contract as, to make any observations and suggestions which it may deem appropriate and to witness specified tests. Fusion for Energy shall notify in writing to the Contractor the names of the persons entitled or designated to execute the checks (“representatives of Fusion for Energy”).

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I.7.2        The Contractor shall hold at the disposal of representatives of Fusion for Energy and make available to them such information and documents as are necessary to determine the progress and status of the work under the Contract. Fusion for Energy shall be entitled to a reasonable number of copies of such documents at any time.

I.7.3        The Contractor shall provide suitable office accommodation and facilities as may be required for the use of the representative(s) of Fusion for Energy for the purpose mentioned in this Condition and also all appliances, materials and labour required for inspection or test purposes.

I.7.4        Nothing under this Condition shall relieve the Contractor of any of his obligations under the Contract.

ARTICLE I.8 – REPORTING AND TESTS

I.8.1        Reports providing details about the progress of the performance of the Contract, Acceptance Data Packages and Final Report shall be produced and sent to Fusion for Energy in accordance with the requirements set out in Annex A and B.

I.8.2        The Contractor shall give Fusion for Energy at least two weeks notice in writing of any tests that are to be carried out in accordance with the Contract in the presence of representatives of Fusion for Energy.

I.8.3        The expense of visits of representatives of Fusion for Energy connected with such tests will be borne by Fusion for Energy. If one or more of the tests has to be repeated because of unsatisfactory results the Contractor shall pay the additional costs attributable to extended participation or for any extra visit(s).

I.8.4        If during the course of a test the representatives of Fusion for Energy present at the test wish to make minor modifications to the test procedures or programmes, i.e. modifications involving little extra work or expense, the Contractor shall not unreasonably withhold his consent.

I.8.5        Each test procedure shall be documented. One copy of the said document shall be delivered to Fusion for Energy after the tests.

ARTICLE I.9 - SAFETY

I.9.1        The design and manufacture of the goods shall be carried out in a manner which ensures that the goods complies with any current safety legislation and standards applicable at the place of manufacture.

I.9.2        The Contractor shall have the responsibility for ensuring compliance with the safety rules and the maintenance of good order.

ARTICLE I.10 – QUALITY MANAGEMENT

The Contractor shall comply during the performance of the Contract with the quality and management requirements laid down in Annex A.

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ARTICLE I.11– OPTIONAL SUPPLY

Not applicable.

ARTICLE I.12 – DATA PROTECTION

Any personal data included in or relating to the Contract, including its execution, shall be processed pursuant to Regulation (EC) No 45/2001 on the protection of individuals with regard to the processing of personal data by the Community institutions and bodies and on the free movements of such data. It shall be processed solely for the purposes of the performance, management and follow-up of the Contract by Fusion for Energy, without prejudice to possible transmission to its internal audit services, to the European Court of Auditors, to the Financial Irregularities Panel and/or to the European Anti-Fraud Office (OLAF) for the purposes of safeguarding the financial interests of the Community. The Contractor shall have the right of access to his personal data and the right to rectify any such data that is inaccurate or incomplete. Should the Contractor have any queries concerning the processing of his personal data, he shall address them to the European Commission. The Contractor shall have right of recourse at any time to the European Data Protection Supervisor.

ARTICLE I.13 – GENERAL ADMINISTRATIVE PROVISIONS

Fusion for Energy appoints Thierry Boutboul as the technical responsible officer for this Contract.

The Contractor nominates Dr. Klaus Schlenga as Team Leader responsible for executing the work under this Contract and in charge of the Contractual and Technical matters.

Any communication relating to the Contract shall be made in writing and shall bear the Contract number. Ordinary mail shall be deemed to have been received by Fusion for Energy on the date on which it is registered by the department responsible indicated below. Communications shall be sent to the following addresses:

For Fusion for Energy:

For Fusion for Energy:

For technical issues: Thierry Boutboul

For legal and financial issues: Jorge Caballero

Contract number F4E-2008-OPE-005-02 (MS-MG)

The European Joint Undertaking for the Development of ITER and Fusion Energy

(‘Fusion for Energy’)

c/Josep Pla 2

Torres Diagonal Litoral

Building B3

08019 Barcelona

Spain

For the Contractor:

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Dr. Klaus Schlenga

Managing Director

Bruker EAS GmbH

Ehrichstrasse 10, 63450 Hanau, Germany

ARTICLE I.14 - APPLICABLE LAW AND SETTLEMENT OF DISPUTES

I.14.1      The Contract shall be governed by Community law, complemented, where necessary, by the national substantive law of Spain.

I.14.2      Without prejudice to Article I.14.3., in the event that any dispute arises between the parties resulting from the interpretation or application of the Contract and the dispute is not resolved by negotiation, the parties may agree to submit the dispute to mediation.

If any party to the dispute gives written notice to the other party of its desire to commence mediation, and the other party agrees in writing, the parties shall jointly appoint a mutually acceptable mediator within two weeks of the date of the said written agreement. If the parties are unable to agree upon the appointment of a mediator within that time period, any party may apply of the date of the written agreement by the second party to commence mediation, for appointment of a mediator.

The mediator’s written proposal or his written conclusion stating that no proposal can be made shall he produced within two months of the date of the written agreement by the second party to commence mediation. The mediator’s proposal or conclusion shall not be binding for the parties, who reserve the right to bring the dispute before the courts, as per Article I.14.3.

Within two weeks of the date of notification of the proposal by the mediator, the parties can conclude a written agreement, duly signed by all parties, based on the proposal.

The parties further agree to share equally the costs of mediation by the mediator, which costs will not include any other costs incurred by a party in connection with the mediation.

I.14.3      Any dispute between the parties resulting from the interpretation or application of the Contract which cannot be settled amicably shall be brought before the Court of Justice of the European Communities in Luxembourg.

II – GENERAL CONDITIONS

ARTICLE II.1 - PERFORMANCE OF THE CONTRACT

II.1.1       Delivery

a)             Time allowed for delivery

The time allowed for delivery shall be calculated in accordance with Article I.2.

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b)             Date, time and place of delivery

Fusion for Energy shall be notified in writing of the exact date of delivery within the period indicated in Article I.2. All deliveries shall be made at the agreed place of delivery during the hours indicated in Article I.2.

The Contractor shall bear all costs and risks involved in delivering the goods to the place of delivery.

c)             Consignment note

Each delivery shall be accompanied by a consignment note in duplicate, duly signed and dated by the Contractor or his carrier, giving the Contract number and particulars of the goods delivered. One copy of the consignment note shall be countersigned by Fusion for Energy or its representative and returned to the Contractor or to his carrier.

II.1.2       Acceptance

Signing of the consignment note by Fusion for Energy, as provided for in Article II.1.1 c) is simply an acknowledgment of the fact that the delivery took place and in no way implies conformity of the goods with the Contract.

Conformity of the goods delivered shall be evidenced by the signing of an Acceptance Note to this effect by Fusion for Energy no later than one month after the date of delivery, unless provision is made for a different period in the Special Conditions or in Annex A and B.

Conformity shall be declared only where the conditions laid down in the Contract are satisfied and the goods conform to Annex A and B.

Where, for reasons attributable to the Contractor, Fusion for Energy is unable to accept the goods, the Contractor shall be notified in writing at the latest by the deadline for conformity.

II.1.3       Conformity of the goods delivered with the Contract

a)             The goods delivered by the Contractor to Fusion for Energy must be in conformity in quantity, quality, price and packaging with the Contract.

b)            The goods delivered shall:

•      correspond to the description given in Annex A and B and possess the characteristics of the goods supplied by the Contractor to Fusion for Energy as a sample during the conductor performance qualification process (SULTAN sample test);

•      be fit for any specific purpose required of them by Fusion for Energy and made known to the Contractor at the time of conclusion of the Contract and accepted by the Contractor;

•      be fit for the purposes for which goods of the same type are normally used;

•      demonstrate the quality and performance which are normal in goods of the same type and which Fusion for Energy can reasonably expect, given the nature of the goods and taking into account any public statements on the specific characteristics of the goods made by the Contractor, the producer or his representative, particularly in advertising or on labelling;

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•      be packaged according to the usual method for goods of the same type or, failing this, in a way designed to preserve and protect them.

II.1.4       Remedy

a)             The Contractor shall be liable to Fusion for Energy for any lack of conformity which exists at the time the goods are verified.

b)            In case of lack of conformity, without prejudice to Article II.4 regarding liquidated damages applicable to the total price of the goods concerned, Fusion for Energy shall be entitled:

•      either to have the goods brought into conformity, free of charge, by repair or replacement;

•      or to have an appropriate reduction made in the price.

c)             Any repair or replacement shall be completed within a reasonable time and without any significant inconvenience to Fusion for Energy, taking account of the nature of the goods and the purpose for which they are required by Fusion for Energy.

d)            The term ‘free of charge’ in paragraph b) refers to the costs incurred to bring the goods into conformity, particularly the cost of postage, labour and materials.

e)             Any goods delivered to Fusion for Energy which are subsequently rejected under the Contract shall thereupon become the property of the Contractor.

II.1.5       Assembly

Not applicable.

II.1.6       Services provided to goods

If required by Article I.1.2 or Annex B, services to goods shall be provided accordingly.

II.1.7       General provisions concerning goods

a)        Packaging

Unless otherwise specified in the Special Conditions or in Annex A and B, pallets shall be considered as one-way packaging and shall not be returned. Each box shall be clearly labelled with the following information:

• Fusion for Energy and address for delivery;

• name of Contractor;

• description of contents;

• date of delivery;

• EC code number of article.

b)        Guarantee

The goods shall be guaranteed against all defects in manufacture or materials for two years from the date of the acceptance, unless provision is made for a longer period in Annex B.

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The Contractor shall guarantee that any permits and licences required for manufacturing and selling the goods have been obtained.

The Contractor shall replace at his own expense, within a reasonable time limit to be determined by agreement between the parties, any items which become damaged or defective in the course of normal use during the guarantee period.

The Contractor is responsible for any conformity defect which exists at the time of delivery and acceptance, even if this defect appears later. In this case Fusion for Energy will carry out the necessary tests on the supply to identify the conformity according to article II.1.3.

The Contractor is also responsible for any conformity defect which occurs after delivery and is ascribable to non-compliance with his obligations, including failure to provide a guarantee that, for a certain period, goods used for the purposes for which they are normally used or for a specific purpose will preserve their qualities or characteristics as specified.

If part of an item is replaced, the replacement part shall be guaranteed under the same terms and conditions for a further period of the same duration as that specified above.

If a defect is found to originate in a systematic flaw in design, the Contractor must replace or modify all identical parts incorporated in the other goods that are part of the Contract, even though they may not have been the cause of any incident. In this case, the guarantee period shall be extended as stated above.

II.1.8   General provisions on performance of the Contract

a)         The Contractor shall perform the Contract to the highest professional standards. The Contractor shall have sole responsibility for complying with any legal obligations incumbent on him, notably those resulting from employment, tax and social legislation.

b)         The Contractor shall have sole responsibility for taking the necessary steps to obtain any permit or licence required for performance of the Contract under the laws and regulations in force at the place where the Contract is to be executed.

c)         The Contractor must ensure that any staff performing the Contract has the professional qualifications and experience required for execution of the Contract.

d)         In the event of disruption resulting from the action of a member of the Contractor’s staff working on Commission premises or in the event of the expertise of a member of the Contractor’s staff failing to correspond to the profile required by the Contract, the Contractor shall replace him without delay. Fusion for Energy shall have the right to request the replacement of any such member of staff, stating its reasons for so doing. Replacement staff must have the necessary qualifications and be capable of performing the Contract under the same contractual conditions. The Contractor shall be responsible for any delay in the execution of the Contract resulting from the replacement of staff.

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e)        Should any unforeseen event, action or omission directly or indirectly hamper execution of the Contract, either partially or totally, the Contractor shall immediately and at his own initiative record it and report it to Fusion for Energy. The report shall include a description of the problem and an indication of the date on which it started and of the remedial action taken by the Contractor to ensure full compliance with his obligations under the Contract. In such event the Contractor shall give priority to solving the problem rather than determining liability.

f)         Should the Contractor fail to perform his obligations under the Contract, Fusion for Energy may - without prejudice to its right to terminate the Contract - reduce or recover payments in proportion to the scale of the failure. In addition, Fusion for Energy may impose liquidated damages, as provided for in Article II.4.

ARTICLE II.2 - LIABILITY

II.2.1     In case the Contractor is a grouping of economic operators or a consortium, the economic operators forming such grouping or consortium shall be jointly and severally liable to Fusion for Energy for any failure by either of them during the performance of the Contract.

II.2.2.    Fusion for Energy shall not be liable for damage sustained by the Contractor in performance of the Contract except in the event of wilful misconduct or gross negligence on the part of Fusion for Energy.

II.2.3     The Contractor shall be liable for any loss or damage caused by himself in performance of the Contract, including in the event of subcontracting under Article II.10. Fusion for Energy shall not be liable for any act or default on the part of the Contractor in performance of the Contract.

Notwithstanding the above, the Contractor shall not be liable for loss or damage exceeding two times the total price of the Contract, as mentioned in Article I.3, the execution of which is relevant for the loss or damage.

The Contractor shall remain liable without any limitation as to the amount if the damage or loss is caused by the gross negligence or willful misconduct of the Contractor or by its employees, and for death caused by negligence or willful misconduct of its employees.

II.2.4     The Contractor shall provide compensation without any limitation as to the amount in the event of any action, claim or proceeding brought against Fusion for Energy by a third party as a result of damage caused by the Contractor in performance of the Contract.

II.2.5     In the event of any action brought by a third party against Fusion for Energy in connection with performance of the Contract, the Contractor shall assist Fusion for Energy. Expenditure incurred to this end may be borne by Fusion for Energy.

II.2.6     The Contractor shall take out insurance against risks and damage relating to performance of the Contract if required by the relevant applicable legislation. He shall take out supplementary insurance as reasonably required by standard

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practice in the industry. A copy of all the relevant insurance contracts shall be sent to Fusion for Energy should it so request.

ARTICLE II.3 - CONFLICT OF INTERESTS

II.3.1     The Contractor shall take all necessary measures in order to prevent any situation that could compromise the impartial and objective performance of the Contract. Such conflict of interests could arise in particular as a result of economic interest, political or national affinity, family or emotional ties, or any other relevant connection or shared interest. Any conflict of interests which could arise during performance of the Contract must be notified to Fusion for Energy in writing without delay. In the event of such conflict, the Contractor shall immediately take all necessary steps to resolve it.

Fusion for Energy reserves the right to verify that such measures are adequate and may require that additional measures be taken, if necessary, within a time limit which it shall set. The Contractor shall ensure that his staff, board and directors are not placed in a situation which could give rise to conflict of interest. Without prejudice to Article II.1 the Contractor shall replace, immediately and without compensation from Fusion for Energy, any member of his staff exposed to such a situation.

II.3.2     The Contractor shall abstain from any contact likely to compromise his independence.

II.3.3     The Contractor declares:

•     that he has not made, and will not make, any offer of any type whatsoever, from which an advantage can be derived under the Contract,

•     that he has not granted and will not grant, has not sought and will not seek, has not attempted and will not attempt to obtain, and has not accepted and will not accept, any advantage, financial or in kind, to or from any party whatsoever, where such advantage constitutes an illegal practice or involves corruption, either directly or indirectly, inasmuch as it is an incentive or reward relating to the performance of the Contract.

ARTICLE II.4 - LIQUIDATED DAMAGES

Should the Contractor fail to perform his obligations under the Contract within the time limits set by the Contract, then, without prejudice to the Contractor’s actual or potential liability incurred in relation to the Contract for any breach of its obligations thereunder other than delayed performance or to Fusion for Energy’s right to terminate the Contract, Fusion for Energy may decide to impose liquidated damages of 0,5% of the amount of the deliverable in delay per working day of delay, after a free period of four (4) weeks, up to a maximum deduction of 15% of the price of the delayed delivery and up to a maximum of five (5) % of the total contract value.

The contractor has to deliver the goods consecutively according to the deliverables. The Contractor may submit arguments against this decision within thirty days of notification by registered letter with acknowledgment of receipt or equivalent. In the absence of

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reaction on his part or of written withdrawal by Fusion for Energy within thirty days of the receipt of such arguments, the decision imposing the liquidated damages shall become enforceable.

These liquidated damages shall not be imposed where there is provision for interest for late completion.

Fusion for Energy and the Contractor expressly acknowledge and agree that any sums payable under this Article are in the nature of liquidated damages and not penalties, and represent a reasonable estimate of fair compensation for the losses that may be reasonably anticipated from such failure to perform obligations in accordance with the specified schedule.

ARTICLE II.5 – INVOICING AND PAYMENTS

a)             Pre-financing:

Where required by Article I.4.1, the Contractor shall provide a financial guarantee in the form of a bank guarantee or equivalent supplied by a bank or an authorised financial institution (guarantor) equal to the amount indicated in the same Article to cover pre-financing under the Contract.

The guarantor shall pay to Fusion for Energy at its request an amount corresponding to payments made by it to the Contractor which have not yet been covered by equivalent delivery of goods or execution of related services on his part.

The guarantor shall stand as first-call guarantor and shall not require Fusion for Energy to have recourse against the principal debtor (the Contractor).

The guarantee shall specify that it enters into force at the latest on the date on which the Contractor receives the pre-financing. Fusion for Energy shall release the guarantor from its obligations as soon as the Contractor has demonstrated that any pre-financing has been covered by equivalent delivery of goods or execution of related services. The guarantee shall be retained until the pre-financing has been deducted from payment of the balance. It shall be released the following month. The cost of providing such guarantee shall be borne by the Contractor. If requested by the contractor, yearly adjustments of the guarantee shall be made according to the executed deliveries and payments based on confirming letters of Fusion for Energy.

b)            Interim payment:

After the delivery of each deliverable indicated in Annex B, the Contractor shall submit to Fusion for Energy a formal request for payment accompanied by those of the following documents which are provided for in the Special Conditions:

•    an Acceptance Data Package in accordance with the requirements laid down in Annex A;

•    the relevant invoices indicating the reference number of the Contract to which they refer;

If the Acceptance Data Package is a condition for payment, on receipt Fusion for Energy shall have the period of time indicated in the Special Conditions in which:

•      to approve it, with or without comments or reservations, or suspend such period and request additional information; or

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•      to reject it and request a new Acceptance Data Package.

If Fusion for Energy does not react within this period, the Acceptance Data Package shall be deemed to have been approved.

Approval of the Acceptance Data Package does not imply recognition either of its regularity or of the authenticity, completeness or correctness of the declarations or information enclosed.

Where Fusion for Energy requests a new Acceptance Data Package because the one previously submitted has been rejected, this shall be submitted within the period of time indicated in the Special Conditions. The new Acceptance Data Package shall likewise be subject to the above provisions.

c)             Payment of the balance:

Within sixty days of receipt by the Contractor of the Acceptance Note signed by Fusion for Energy of the last goods delivered under the Contract, he shall submit the relevant invoice, drawn up in duplicate and bearing the Contract number, to Fusion for Energy for approval.

Where required, it shall be accompanied by Final Report in accordance with the requirements laid down in Annex A.

If the Final Report is a condition for payment, on receipt Fusion for Energy shall have the period of time indicated in the Special Conditions in which:

•        to approve it, with or without comments or reservations, or suspend such period and request additional information; or

•        to reject it and request a new Final Report.

If Fusion for Energy does not react within this period, the Final Report shall be deemed to have been approved.

Approval of the Final Report does not imply recognition either of its regularity, or of the authenticity, completeness or correctness of the declarations or information enclosed.

Where Fusion for Energy requests a new Final Report, because the one previously submitted has been rejected, this shall be submitted within the period of time indicated in the Special Conditions. The new Final Report shall likewise be subject to the above provisions.

ARTICLE II.6 – GENERAL PROVISIONS CONCERNING PAYMENTS

II.6.1     Payments shall be deemed to have been made on the date on which Fusion for Energy’s account is debited.

II.6.2     The payment periods referred to in Article I.4 may be suspended by Fusion for Energy at any time if it informs the Contractor that his payment request is not admissible, either because the amount is not due or because the necessary supporting documents have not been properly produced. In case of doubt on the eligibility of the expenditure indicated in the payment request, Fusion for Energy may suspend the time limit for payment for the purpose of further verification,

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including an on-the-spot check, in order to ascertain, prior to payment, that the expenditure is eligible.

Fusion for Energy shall notify the Contractor accordingly and set out the reasons for the suspension by registered letter with acknowledgment of receipt or equivalent. Suspension shall take effect from the date of dispatch of the letter. The remainder of the period referred to in Article I.4 shall begin to run again once the suspension has been lifted.

II.6.3       In the event of late payment the Contractor shall he entitled to interest, provided the calculated interest exceeds EUR 200. In case interest does not exceed EUR 200, the Contractor may claim interest within two months of receiving the payment. Interest shall be calculated at the rate applied by the European Central Bank to its most recent main refinancing operations (“the reference rate”) plus seven percentage points (“the margin”). The reference rate in force on the first day of the month in which the payment is due shall apply. Such interest rate is published in the C series of the Official Journal of the European Union. Interest shall be payable for the period elapsing from the calendar day following expiry of the time limit for payment up to the day of payment. Suspension of payment by Fusion for Energy may not be deemed to constitute late payment.

ARTICLE II.7 –RECOVERY

II.7.1       If total payments made exceed the amount actually due under the Contract or if recovery is justified in accordance with the terms of the Contract, the Contractor shall reimburse the appropriate amount in euro on receipt of the debit note, in the manner and within the time limits set by Fusion for Energy.

II.7.2       In the event of failure to pay by the deadline specified in the request for reimbursement, the sum due shall bear interest at the rate indicated in Article II.6.3. Interest shall be payable from the calendar day following the expiry of the due date up to the calendar day on which the debt is repaid in full.

II.7.3       In the event of failure to pay by the deadline specified in the request for reimbursement, Fusion for Energy may, after informing the Contractor, recover amounts established as certain, of a fixed amount and due by offsetting, in cases where the Contractor also has a claim on the Communities that is certain, of a fixed amount and due. Fusion for Energy may also claim against the guarantee.

ARTICLE II.8 –TAXATION

II.8.1       The Contractor shall have sole responsibility for compliance with the tax laws which apply to him. Failure to comply shall make the relevant invoices invalid.

II.8.2       The Contractor recognises that Fusion for Energy is, as a rule, exempt from all taxes and duties, including value added tax (VAT), pursuant to the provisions of Articles 3 and 4 of the Protocol on the Privileges and Immunities of the European Communities.

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II.8.3     The Contractor shall accordingly complete the necessary formalities with the relevant authorities to ensure that the goods and services required for performance of the Contract are exempt from taxes and duties, including VAT.

II.8.4     Invoices presented by the Contractor shall indicate his place of taxation for VAT purposes and shall specify separately the amounts not including VAT and the amounts including VAT.

ARTICLE II.9– FORCE MAJEURE AFFECTING THE CONTRACT

II.9.1       Force majeure shall mean any unforeseeable and exceptional situation or event beyond the control of the contracting parties which prevents either of them from performing any of their obligations under the Contract, was not due to error or negligence on their part or on the part of a subcontractor and could not have been avoided by the exercise of due diligence. Defects in equipment or material or delays in making it available, labour disputes, strikes or financial problems cannot be invoked as force majeure unless they stem directly from a relevant case of force majeure.

II.9.2       Without prejudice to the provisions of Article II.1.8 (e), if either contracting party is faced with force majeure, it shall notify the other party without delay by registered letter with acknowledgment of receipt or equivalent, stating the nature, likely duration and foreseeable effects.

II.9.3       Neither contracting party shall be held in breach of its contractual obligations if it has been prevented from performing them by force majeure. Where the Contractor is unable to perform his contractual obligations owing to force majeure, he shall have the right to remuneration for the goods actually delivered and any service provided.

II.9.4       The contracting parties shall take the necessary measures to reduce damage to a minimum.

ARTICLE II.10 – SUBCONTRACTING

II.10.1    The Contractor shall not subcontract without prior written authorisation from Fusion for Energy nor cause the Contract to be performed in fact by third parties.

II.10.2    Even where Fusion for Energy authorises the Contractor to subcontract to third parties, he shall none the less remain bound by his obligations to Fusion for Energy under the Contract and shall bear exclusive liability for proper performance of the Contract.

II.10.3    The Contractor shall make sure that the subcontract does not affect rights and guarantees to which Fusion for Energy is entitled by virtue of the Contract, notably Article II.22.

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Article II.11 – OWNERSHIP

II.11.1    All items to be delivered in connection with the Contract shall become the property of Fusion for Energy upon delivery and acceptance in accordance with the Contract.

II.11.2    The Contractor shall be responsible for any loss or damage during handling, transport and storage of goods and shall effect insurance as may be necessary to cover the risk of such loss or damage from any cause.

II.11.3    All supplies owned by Fusion for Energy, issued to the Contractor in connection with the Contract, shall remain the property of Fusion for Energy and shall be used in only the execution of the Contract and for no other purpose whatsoever, without prior approval in writing of Fusion for Energy. All such property shall be deemed to be in good condition when received by or on behalf of the Contractor unless he shall notify Fusion for Energy to the contrary within seven days after the date of receipt or such other time as is specified in the Contract.

II.11.4    All special tools, special jigs and special fixtures specifically made for the execution of the Contract shall become the property of Fusion for Energy. The Contractor shall retain and keep in good condition for a period of five years all special tools, special jigs and special fixtures that are not delivered to Fusion for Energy. Fusion for Energy shall instruct the Contractor within this period as to the delivery or disposal of these tools.

II.11.5    The Contractor shall fully compensate Fusion for Energy in the event of loss or damage to any materials, components, appliances, samples, models, tools, jigs, fixtures, etc. belonging to Fusion for Energy as he may hold for the purpose of performing the Contract, whether delivered to him or purchased by him for the account of Fusion for Energy. Compensation shall be effected by replacement or repair or by payment of a sum equivalent to the replacement cost at the date of such loss or damage according to the preference expressed by Fusion for Energy. Where such items are depreciable account shall be taken of their residual value only.

ARTICLE II.12 – INTELLECTUAL PROPERTY AND INFORMATION

II.12.1    “Intellectual Property” shall have the meaning defined in Article 2 of the Convention Establishing the World Intellectual Property Organization, done at Stockholm on July 14, 1967. It may include confidential information such as know-how or trade secrets provided that they are unpublished, and in written or otherwise documented form, and

(a)       have been held in confidence by their owner,

(b)      are not generally known or available to the public from other sources, and/or are not generally available to the public in printed publications and/or other readable documents,

(c)       have not been made available by their owner to other parties without an obligation concerning confidentiality, and

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(d)      are not available to the receiving party without an obligation concerning confidentiality.

II.12.2    “Information” shall mean published data, drawings, designs, computations, reports and other documents, documented data or methods of research and development, as well as the description of inventions and discoveries, whether or not protectable, which are not covered by the term Intellectual Property as defined in paragraph 1.

ARTICLE II.13 – BACKGROUND

II.13.1    The Contractor shall declare any Intellectual Property or Information which is held by the Contractor prior to the signature of the Contract or outside its scope and which is needed for carrying out the Contract or for using the supplied goods (hereinafter “the background”). The declaration shall provide detailed information on the origin and ownership of the background as well as any legal restrictions relating to its use of which the Contractor is aware. The declaration of the background shall form part of the Contract (Annex C).

II.13.2    Any other background identified after the signature of the Contract shall be added to the declaration of the background. The Contractor shall justify why the existence of such background could not be invoked prior to the signature of the Contract.

II.13.3    In case the background belongs to a third party and its use was granted to the Contractor under a license agreement, the Contractor shall obtain from that third party all the rights allowing use of the background in conformity with this agreement.

II.13.4    If all or part of the background is confidential, it must be clearly identified so in the declaration and special additional measures may be agreed between the Contractor and Fusion for Energy to preserve its confidentiality.

II.13.5    The Contractor shall remain the exclusive owner of its own background.

ARTICLE II.14 – ACCESS RIGHTS TO BACKGROUND

II.14.1    The Contractor shall provide a worldwide, non-exclusive, irrevocable, royalty-free licence to Fusion for Energy to the background if the background is needed for the use of the foreground or for the use of the goods supplied under the Contract.

II.14.2    The Contractor shall grant on fair and reasonable conditions to any third party nominated by Fusion for Energy for the purpose of fulfilling a contract with Fusion for Energy a licence to use the background if such background is needed for using the foreground or the goods supplied under the Contract.

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II.14.3    Upon the request from Fusion for Energy the Contractor shall grant, either directly or through Fusion for Energy, to the ITER Organization and/or to ITER Members access rights to its background, including the grant of licenses to such background, under the conditions established in Articles 4.2.2 and 4.2.3 of the Annex on Information and Intellectual Property of the Agreement on the Establishment of the ITER International Fusion Energy Organisation for the Joint Implementation of the ITER Project(4) (hereinafter “ITER Annex on Information and Intellectual Property”).

II.14.4    The Contractor shall use its best efforts to either grant licenses to the background incorporated into the goods supplied under the Contract or to supply such goods to ITER Members under the conditions established in Article 4.2.4 and 4.2.5 of the ITER Annex on Information and Intellectual Property.

II.14.5    The Contractor is encouraged to make its background incorporated into the goods supplied under the Contract available for commercial purposes under the conditions established in Article 4.2.6 of the ITER Annex on Information and Intellectual Property.

ARTICLE II.15 – FOREGROUND

II.15.1    Any Information and Intellectual Property whether or not protectable generated in the course of the execution of the Contract including subcontracting (hereinafter “foreground”) shall be transmitted without delay to Fusion for Energy as laid down in Article II.16.1 and shall become the property of Fusion for Energy. Fusion for Energy may use, publish, assign or transfer the foreground as it sees fit, without geographical or other limitation.

II.15.2    If the Contractor wishes to use the foreground for his own needs Fusion for Energy shall grant permission on terms to be agreed.

II.15.3    All information, documents and results given by or on behalf of Fusion for Energy to the Contractor shall remain the property of Fusion for Energy. The Contractor shall not dispose thereof without prior approval of Fusion for Energy.

ARTICLE II.16 – PROTECTION OF FOREGROUND

II.16.1    The Contractor shall systematically and in due time report to Fusion for Energy any creation of foreground using the form provided in Annex D to this Contract.

II.16.2    Where patentable foreground is created in the execution of the Contract, Fusion for Energy shall have the right to file patent applications and obtain patents on its name. The Contractor shall take the necessary legal and administrative measures to enable Fusion for Energy to file patent applications and obtain patents in its own name.

(4)   OJ L 358 of 16.12.2006, p.62

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II.16.3             If employees or other personnel working for the Contractor are entitled to claim rights on the foreground, the Contractor shall ensure that it is possible to exercise those rights in a manner compatible with the Contractors obligations under this Contract and it does not hamper the rights of Fusion for Energy.

II.16.4             Fusion for Energy may transfer its right to file patent applications and obtain patents to the European Atomic Energy Community (Euratom).

II.16.5             Fusion for Energy may waive its right to file patent applications and obtain patents for the benefit of the Contractor who then shall file a patent application and obtain a patent solely in his own name and at his own cost. Necessary expenses incurred by Fusion for Energy prior to the filing of the patent application shall be reimbursed by the Contractor. At all times Fusion for Energy shall be entitled to a royalty-free, non-exclusive, worldwide, irrevocable licence with the royalty-free right to grant sublicences on the resulting registered right.

II.16.6             In case the Contractor files patent applications related to the subject matter of the Contract within a period of twenty-four months after its completion, these inventions shall be considered as foreground unless the Contractor demonstrates that they have been created independently and outside the scope of the Contract. Any such filling arising after the completion of the Contract shall be notified to Fusion for Energy including the sufficient references to enable Fusion for Energy to trace the origin of the patent application.

ARTICLE II.17 – PERMITS, LICENCES AND COPYRIGHTS

II.17.1             The Contractor shall be responsible for obtaining all permits, licences and copyrights required for the implementation of the Contract under the laws and regulations in force at the place(s) at which the works under the Contract are to be carried out.

II.17.2             If the Contractor is unable to obtain any of the permits, licences and copyrights referred to above, he shall forthwith inform Fusion for Energy, which after consultation with the Contractor and with due regard to the effect of this situation upon the works, shall decide whether all or any of the works are to be discontinued.

ARTICLE II.18 – MANAGEMENT OF INTELLECTUAL PROPERTY

II.18.1             Fusion for Energy and the Contractor shall communicate to each other any information concerning intellectual property which may impede performance of the Contract.

II.18.2             Whenever performance of the Contract or the use of its results involves the use of intellectual property belonging to a third party the Contractor shall indemnify Fusion for Energy against any action for infringement, which may be brought against it.

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II.18.3             At the first indication of any action and in particular the lodging of a claim by a third party, even after performance of the Contract, the party implicated shall notify the other party thereof without delay, whereupon both Parties shall act jointly and shall exchange all information and evidence, which they may possess or obtain.

II.18.4             The fact that the supply or any part thereof is covered by an intellectual property owned by the Contractor, or in respect of which he possesses a licence, shall not prevent Fusion for Energy from repairing or causing repairs to be made to such a supply by whomsoever it may think fit, if the Contractor after having been consulted in the first instance cannot effect the repairs within a reasonable time limit and at a reasonable price.

ARTICLE II.19 – USE, DISTRIBUTION AND PUBLICATION OF INFORMATION

II.19.1.          Without prejudice to Article II.13.4, the Contractor shall authorise Fusion for Energy to process, use, distribute and publish, for whatever purpose, by whatever means and on whatever medium, any data contained in or relating to the Contract, in particular the identity of the Contractor, the subject matter, the duration, the amount paid and the reports. Where personal data is concerned, Article I.12 shall apply.

II.19.2.          Unless otherwise provided by the Special Conditions, Fusion for Energy shall not be required to distribute or publish documents or information supplied in performance of the Contract. If it decides not to publish the documents or information supplied, Fusion for Energy may not have them distributed or published elsewhere without prior written authorisation from Fusion for Energy.

II.19.3.          Any distribution or publication of information relating to the Contract by the Contractor shall require prior written authorisation from Fusion for Energy and shall mention the amount paid by Fusion for Energy. It shall state that the opinions expressed are those of the Contractor only and do not represent Fusion for Energy’s official position.

II.19.4.          The use of information obtained by the Contractor in the course of the Contract for purposes other than its performance shall be forbidden, unless Fusion for Energy has specifically given prior written authorisation to the contrary.

ARTICLE II.20 – ASSIGNMENT

II.20.1             The Contractor shall not assign the rights and obligations arising from the Contract, in whole or in part, without prior written authorisation from Fusion for Energy.

II.20.2             In the absence of the authorisation referred to in 1 above, or in the event of failure to observe the terms thereof, assignment by the Contractor shall not be enforceable against and shall have no effect on Fusion for Energy.

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ARTICLE II.21 – TERMINATION BY FUSION FOR ENERGY

II.21.1.   Fusion for Energy may terminate the Contract in the following circumstances:

(a)                                  where the Contractor is being wound up, is having his affairs administered by the courts, has entered into an arrangement with creditors, has suspended business activities, is the subject of proceedings concerning those matters, or is in any analogous situation arising from a similar procedure provided for in national legislation or regulations;

(b)                                 where the Contractor has not fulfilled obligations relating to the payment of social security contributions or the payment of taxes in accordance with the legal provisions of the country in which he is established or with those of the country applicable to the Contract or those of the country where the Contract is to be performed;

(c)                                  where Fusion for Energy has evidence or seriously suspects the Contractor of or any related entity or person, of professional misconduct;

(d)                                 where Fusion for Energy has evidence or seriously suspects the Contractor or any related entity or person, of fraud, corruption, involvement in a criminal organisation or any other illegal activity detrimental to the Communities’ financial interests;

(e)                                  where Fusion for Energy has evidence or seriously suspects the Contractor or any related entity or person, of substantial errors, irregularities or fraud in the award procedure or the performance of the Contract;

(f)                                    where the Contractor is in breach of his obligations under Article II.3;

(g)                                 where the Contractor was guilty of misrepresentation in supplying the information required by Fusion for Energy as a condition of participation in the Contract procedure or failed to supply this information;

(h)                                 where a change in the Contractor’s legal, financial, technical or organisational situation could, in Fusion for Energy’s opinion, have a significant effect on the performance of the Contract;

(i)                                     where delivery of the goods and execution of related tasks has not actually commenced within fifteen days of the date foreseen, and the new date proposed, if any, is considered unacceptable by Fusion for Energy;

(j)                                     where the Contractor is unable, through his own fault, to obtain any permit or licence required for performance of the Contract;

(k)                                  where the Contractor, after receiving formal notice in writing to comply, specifying the nature of the alleged failure, and after being given the opportunity to remedy the failure within a reasonable period following receipt of the formal notice, remains in serious breach of his contractual obligations.

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II.21.2.          In case of force majeure, notified in accordance with Article II.9, either contracting party may terminate the Contract, where performance thereof cannot be ensured.

II.21.3.          Prior to termination under point c), d), e), h) or k), the Contractor shall be given the opportunity to submit his observations.

Termination shall take effect on the date on which a registered letter with acknowledgment of receipt terminating the Contract is received by the Contractor, or on any other date indicated in the letter of termination.

II.21.4.   Consequences of termination:

In the event of Fusion for Energy terminating the Contract in accordance with this Article and without prejudice to any other measures provided for in the Contract, the Contractor shall waive any claim for consequential damages, including any loss of anticipated profits for uncompleted work. On receipt of the letter terminating the Contract, the Contractor shall take all appropriate measures to minimise costs, prevent damage, and cancel or reduce his commitments. He shall draw up the documents required by the Special Conditions for the goods delivered and tasks executed up to the date on which termination takes effect, within a period not exceeding sixty days from that date.

Fusion for Energy may claim compensation for any damage suffered and recover any sums paid to the Contractor under the Contract.

On termination Fusion for Energy may engage any other supplier to replace the Contractor. Fusion for Energy shall be entitled to claim from the Contractor all extra costs incurred in making good and completing the execution of the Contract, without prejudice to any other rights or guarantees it has under the Contract.

For the avoidance of doubt, in the event of termination of the Contract in accordance with Article II.21., the Contractor shall be entitled to payment from Fusion for Energy of a price in accordance with Article I.3 for all work performed before the date of the termination that complies with the technical specifications and has been accepted by Fusion for Energy.

ARTICLE II.22 – SUBSTANTIAL ERRORS, IRREGULARITIES AND FRAUD ATTRIBUTABLE TO THE CONTRACTOR

Where, after the award of the Contract, the award procedure or the performance of the Contract prove to have been subject to substantial errors, irregularities or fraud, and where such errors, irregularities or fraud are attributable to the Contractor, Fusion for Energy may refuse to make payments, may recover amounts already paid or may terminate all the contracts concluded with the Contractor, in proportion to the seriousness of the errors, irregularities of fraud.

ARTICLE II.23 – CHECKS AND AUDITS

II.23.1             In accordance with Article 15 of the Statues annexed to the Council Decision (Euratom) No 198/2007 establishing the European Joint Undertaking for ITER

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and the Development of Fusion Energy and conferring advantages upon it, the European Court of Auditors shall be empowered to audit the documents held by the natural or legal persons receiving payments from the budget of Fusion for Energy from signature of the Contract up to live years after payment of the balance.

II.23.2             Fusion for Energy or an outside body of its choice shall have the same rights as the European Court of Auditors for the purpose of checks and audits limited to compliance with contractual obligations from signature of the Contract up to five years after payment of the balance.

II.23.3             In addition, the European Anti-Fraud Office may carry out on-the-spot checks and inspections in accordance with Council Regulation (Euratom, EC) No 2185/96 and Parliament and Council Regulation (EC) No 1073/1999 from signature of the Contract up to five years after payment of the balance.

ARTICLE II.24 - AMENDMENTS

Any amendment to the Contract shall be the subject of a written agreement concluded by the contracting parties. An oral agreement shall not be binding on the contracting parties.

ARTICLE II.25 – CONFIDENTIALITY

II.25.1             The Contractor undertakes to treat in the strictest confidence and not make use of or divulge to third parties any information or documents which are linked to performance of the Contract. The Contractor shall continue to be bound by this undertaking after execution of the Contract.

II.25.2             The Contractor shall obtain from each member of his staff, board and directors an undertaking that they will respect the confidentiality of any information which is linked, directly or indirectly, to execution of the tasks and that they will not divulge to third parties or use for their own benefit or that of any third party any document or information not available publicly, even after execution of the Contract.

ARTICLE II.26 – SUSPENSION OF THE CONTRACT

II.26.1             Fusion for Energy may at any time and for duly justified reasons suspend performance of the Contract or any part thereof. Suspension shall take effect on the day the Contractor receives notification by registered letter with acknowledgment of receipt or equivalent, or at a later date where the notification so provides. Fusion for Energy may at any time following suspension give notice to the Contractor to resume performance of the Contract.

Should fusion for Energy decide to suspend the contract for a period of over twelve months, the contractor shall be entitled to ask for the contract to be terminated, on condition that he do so by registered letter with acknowledgement of receipt or equivalent within one month of the receipt of

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suspension notification. The same shall apply in the event of a series of suspensions totalling a period of over twelve months.

If Fusion for Energy decides to suspend the contract for less than twelve months, the contractor shall not be entitled to ask for the contract to be terminated.

II.26.2             The Contractor shall have the right to an indemnity corresponding to any certain and direct injury he sustained as a result of a suspension. The Contractor’s claim shall be deemed acceptable only if submitted to Fusion for Energy by registered letter with acknowledgement of receipt or equivalent within thirty days of the notification of the suspension. The indemnity under paragraph II.26 shall be the Contractor’s exclusive remedy on this ground.

SIGNATURES

For the Contractor,		For Fusion for Energy,

Bruker EAS GmbH

Klaus Schlenga.		Didier Gambier.

signature[s]:	/s/ Klaus Schlenga	signature[s]:	/s/ Didier Gambier

Burkhard Prause,

signature[s]:	/s/ Burkhard Prause

Hanau, 27.11.2009
Done at [place], [date]		Done at Barcelona, [date] 07 DEC 2009

In duplicate in English.

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ANNEX A

MANAGEMENT SPECIFICATIONS

THE EUROPEAN JOINT UNDERTAKING FOR ITER AND THE DEVELOPMENT OF FUSION ENERGY

Joseo Pla n° 2 • Torres Diagonal Litoral • Building B3 • 08019 Barcelona • Tel. +34 93 489 74 11 • Fax + 34 93 320 18 53

http://fusionforenergy.europa.eu

Bruker EAS GmbH Ehrichstraße 10 63450 Hanau

	DMS #	F4E/2009/ITER/30131
Annex A	Doc. #	F4E-2008-OPE-005 (MS-MG) Annex A
		Ver.	R0.1

MANAGEMENT SPECIFICATION

FOR

SUPPLY OF CHROMIUM PLATED NB3SN STRAND

Abstract

This document specifies the quality and management requirements:

•      the Bidder shall comply when preparing its offer/proposal;

•      the Supplier shall comply within the course of the Contract.

The description of the Supplier quality management system shall be established in a dedicated QUALITY PLAN for managing F4E work activities.

Table of Contents

1. PURPOSE	5

2. SCOPE	5

2.1. AT TENDER (OR PROPOSAL) LEVEL	6

2.2. AT CONTRACT LEVEL	6

3. QUALITY APPROACH	6

4. QUALITY PLAN REQUIREMENTS	7

4.1. OBJECTIVES AND DELIVERABLES OF THE CONTRACT	7

4.2. RESPONSIBILITIES REQUIREMENTS	7

4.3. PROJECT MANAGEMENT	7

4.4. CONTROL PLAN	8

4.5. RESOURCE MANAGEMENT	9

4.6. CONFIGURATION MANAGEMENT	9

4.6.1. Management of Changes and Deviations	10

‘DEVIATION REQUEST’ ORIGINATING FROM SUPPLIER OR SUBCONTRACTORS	10

‘CHANGE PROPOSAL’ ORIGINATING FROM SUPPLIER OR SUBCONTRACTORS	10

‘CHANGE NOTICE’ ORIGINATING FROM F4E	10

4.6.2. Nonconformity Management	10

4.6.3. Configuration Management Records	11

4.7. TIME SCHEDULE MANAGEMENT	12

4.8. INFORMATION AND DOCUMENTATION MANAGEMENT	12

4.9. SUBCONTRACTING MANAGEMENT	13

4.10. ASSESSMENT AND VALIDATION MANAGEMENT	13

4.10.1. Measuring and Test Equipment	14

4.10.2 Validation of Analysis Codes	14

4.11. ACCEPTANCE AND DELIVERY REQUIREMENTS	14

4.11.1. Acceptance Review (for complex deliverables only)	14

4.11.2 Acceptance of a Deliverable	14

4.12. CONTRACT RISK MANAGEMENT	15

4.13. HEALTH & SAFETY	15

4.14. CODES (REGULATORY DOCUMENTS) AND STANDARDS	16

4.15. OTHER REQUIREMENTS	16

5. QUALITY PLAN UP-DATE AND VALIDATION	17

6. INSPECTION AND Quality AUDIT VISITS	17

6.1. AUDITS AND SURVELLANCE	17

6.2. F4E OBSERVERS ACCESS	17

7. SUMMARY OF QUALITY REQUIREMENTS & ACTIONS	19

8. MANDATORY DOCUMENT FORMATS	20

8.1. ELECTRONIC DOCUMENTS	20

8.2. FILE NAMES OF ELECTRONIC DOCUMENTS	21

8.3. QUALITY PLAN OUTLINE	22

8.4. CONTROL PLAN FORM (WORK SCHEDULE)	23

8.5. DEVIATION REQUEST	24

8.6. CHANGE PROPOSAL	25

8.7. NONCONFORMITY REPORT	26

8.8. DOCUMENTATION SCHEDULE FORM	27

8.9. SUBCONTRACTING SCHEDULE FORM	28

8.10. SUPPLIER RELEASE NOTE	29

TERMS AND DEFINITIONS

Term	Definition	Acronym
Acceptance Data Package	Is the documentation package linked with a deliverable to be submitted by the supplier	ADP

Contract	The Contract can be:	—
• The supply or service Contract as result of a procurement, or
• The Grant Agreement

Fusion for Energy	The European Joint Undertaking for ITER and the Development of Fusion Energy	F4E

Technical Responsible Officer	F4E’s responsible for communicating all technical contractual actions and decisions to the Supplier	TRO

Quality Officer	F4E’s responsible for QA for the Contract	QAO

IO	ITER Organisation sometimes referred to as ITER	IO

IPR	Intellectual Property Rights	IPR

KOM	Kick-Off Meeting of the Contract	KOM

Subcontractor	All economic operators who supply items to the Supplier under the Contract	—

WBS	Work Breakdown Structure	WBS

Supplier	The supplier is either.	—
• the Contractor as defined in the supply or service Contract, or
• the Beneficiary as defined in the Grant Agreement.
The successful Bidder (Tenderer or Applicant) is referred in the document as the “supplier”. The supply-chain follows the scheme below
Supplier -> Organization (F4E) -> Customer (e.g. IO)

Bidder	The Bidder is either.	—
• the tenderer for the supply or service Contract (economic operator tendering for), or
• the applicant for the Grant Agreement (economic operator submitting a proposal).

REFERENCE DOCUMENTS

[1]    F4E-QA-010 - ‘Quality Classification’ Procedure.

[2]    F4E-QA-112 - ‘Naming Conventions’ Instruction.

[3]    F4E-QA-P-IO - Quality Assurance program for items and services provided by the EU-DA to the ITER project.

[4]    IAEA GS-R-3 - IAEA Safety Requirements GS-R-3 (2006) -“The Management System for Facilities and Activities”.

1.     PURPOSE

This document specifies the quality and management requirements:

•      the Bidder shall comply when preparing its offer/proposal;

•      the Supplier shall comply within the course of the Contract.

The quality management system of the Supplier and his Subcontractors shall be based on a recognized quality standard meeting F4E Quality Assurance Program requirements.

The description of the Supplier quality management system shall be established in a dedicated Quality Plan for managing F4E work activities. This Quality Plan shall:

•      comply with the requirements defined in §4, and

•      be in accordance with the F4E QA Programme [3].

2.     SCOPE

The Quality plan describes the operational quality system implemented by the Supplier to ensure that

•      Contract requirements will be met,

•      Evidence of such compliance will be maintained.

The Quality Plan may be a single document that covers the whole scope of the Contract, including work performed by Subcontractors or it may be an assembly of separate and well-identified documents.

The Quality Plan shall have the structure described in §8.3.

The Quality Plan shall encompass all activities performed in connection with the Contract.

The level of detail in the Quality Plan shall be consistent with:

•      The technical requirements of the Contract;

•                  Graded Quality Level of the deliverables: The safety and operational importance of the items involved (Defined in §3);

•      The complexity of the economic operators, functions and activities involved;

•      The degree of design innovation;

•      The involvement of innovative processes;

•      The involvement of processes which cannot be fully verified by an inspection or test;

•      The degree to which functional compliance can be demonstrated by inspection or test;

•      Design, performance or manufacturing margins.

The compliance with the Quality Plan shall assure the compliance with the requirements and be based on the QA certification.

2.1.  AT TENDER (OR PROPOSAL) LEVEL

The Bidder shall provide, in its offer/proposal a meaningful outline of a dedicated Quality Plan where the plans, schedules and explanation of the provisions to comply with the following requirements will be assembled.

The Bidder will be evaluated, inter alia, on the basis of its Quality Plan according to the Tender Specifications/Call for Proposals.

During offer/proposal, due to the nature of the process, the Bidder might not have all the information that he will have as a successful Bidder. As result of this limitation, at this stage the Quality Plan cannot be a “complete” version and is referenced as an “outline’ version where:

•    Some sections will be addressed as a description of the previewed system (proposed system).

•    The remaining sections shall have the description of the Bidder current system.

2.2.  AT CONTRACT LEVEL

After the Contract signature, the Quality Plan shall encompass the following sequential stages (in accordance with §5):

1.    at the kick-off meeting the Supplier shall provide the proposed Quality Plan;

2.    the Supplier shall not begin any work without the Quality Plan being approved in writing by F4E;

3.    during Contract implementation, the Supplier shall update the Quality Plan (or parts of it) as/if required and shall submit it for approval to F4E.

3.     QUALITY APPROACH

ITER has been classified as an “Installation Nucléaire de Base” (INB), and within this larger class recognising the objective limit of the risks, in the subclass of Labs and Fuel Plants.

Quality Assurance requirements are fulfilled by a system that complies with the requirements of the ‘Order of August 10-1984’ (French Republic ‘Arrèté du 10 Août 1984’) and in general uses as a basis the IAEA Safety Requirements GS-R-3 [4] and ISO 9001:2000 as applicable.

Quality Implementation within this project will utilise a “Graded Approach” to define and perform quality requirements. This is a comprehensive approach that covers a variety of systems, components, and activities.

The Contract Deliverables Quality Level is CLASS 1 as defined in the Quality Classification [1].

4.     QUALITY PLAN REQUIREMENTS

The following subsections specify the quality and management requirements for the Contract to be addressed in the Quality Plan (see the mandatory structure defined in §8.3).

These elements are not limitative and could be complemented by the Supplier.

4.1.   OBJECTIVES AND DELIVERABLES OF THE CONTRACT

In this section the Bidder shall describe how he understands the subject of the Contract Options to be covered in the Bidder’s offer/proposal are to be included in this description, and may remain in the Contract if appropriate.

The Bidder shall issue a table specifying per collection of items to be supplied:

•      number and quantity;

•      the level of subcontracting;

•      all the documents to deliver (ADP).

The ADP, shall contain, but shall not necessarily be limited to, the following documents:

•      The deliverable Quality Plan implementation documentation;

•      Related technical documentation (as-built, manuals...).

4.2.   RESPONSIBILITIES REQUIREMENTS

This section shall indicate the name and coordinates of:

•      The Supplier Technical Responsible in charge of the Contract

•      The Supplier Quality Representative for the Contract

It shall identify the different organizations involved to perform the Contract and detail the breakdown of responsibilities (an organizational flowchart should facilitate the understanding).

The Supplier Technical Responsible shall coordinate planning, performance and control of the work, including work assigned to subcontractors. The Supplier Technical Responsible shall keep time schedule and issue progress report.

The Supplier Quality Representative shall control that the Quality Plan, quality procedures and detailed work instructions are followed during the course of the Contract in order to ensure that the contractual quality requirements are met. The Supplier Quality Representative shall assess and control the management quality at the subcontractor’s premises.

F4E shall be informed of any change of Supplier Technical Responsible or Quality Representative.

4.3.   PROJECT MANAGEMENT

This section shall identify the attendance and the need and frequency of the progress meetings. It shall define the form and frequency of the required progress reports.

It shall take into account that the activities shall commence with an official kick-off meeting where the following shall in particular be agreed upon:

•      Confirmation of the specifications, specific requirements and contractual input;

•      Documentation review lead time;

•    Plans for implementations of the Contract;

•    Detailed schedule of the contractual activities, including milestones;

•    Frequency of Document Schedule and Control Plan review (if not agreed otherwise, at least once a month);

•    Contents of the ADP and Contract Final Report (if not agreed otherwise, drafts submission period is one month);

•           Frequency and location of the proposed progress meetings (if not agreed otherwise, at least once a month) (also by teleconference or videoconference);

•           The responsible for preparing the meeting minutes (unless agreed otherwise, minutes of the meetings shall be prepared by the supplier);

•    Content and frequency of the progress report, that shall contain (if not agreed otherwise, at least once a month):

•   Work completed;

•   Deviations requested, Changes proposed and Nonconformities raised;

•   Work scheduled.

•    Management of Intellectual Property

Unless agreed otherwise, the following shall be ‘in person’ meetings (and obligatory):

•    kick-off meeting;

•    final report meeting;

•    midterm / annual progress meetings.

At the end of the Contract, after delivery of all items, the Supplier shall issue a Final Report of the Contract. The Final Report shall contain, but shall not necessarily be limited to, the following information:

•      Summary of the Contract;

•      Compilation of all Contract minutes and reports;

•      Final Contract schedule;

•      Final Contract Quality Plan;

•      All Contract ADP’s (or reference to them);

•      Final results summary;

•      Final foreground IPR declaration (Background declaration form, as supplied in the contract documentation);

•      Full photographic record of the manufacture.

4.4. CONTROL PLAN

In this section the Supplier shall provide a Control Plan describing sequences of the work, milestones, key points, reviews and a WBS along with a corresponding detailed schedule. It shall include at least the following:

•           Requirements originated from the development and validation strategy as defined in the Technical Specification (qualification and validation requirements, needs for mock-up or prototypes...).

•           All activities and tests to be performed in order to comply with the applicable laws/codes as specified in the Technical Specification (Annex B).

•             List of the required hold points, reviews, witnessed points (by F4E, Customer or third party inspection agency), notification points and report points and activities defined.

For each particular operation, the Control Plan shall:

•    Identify the requirements and instructions applicable to these operations,

•    Identify the operations to be witnessed and those where notification is required,

•    Provide for recording the verification and completion of these operations.

The level of detail in the Control Plan shall be such as:

•    To prevent the inadvertent bypassing of critical operations,

•    To enable adequate planning, monitoring and verification of the key activities.

It shall encompass the whole scope of the Contract from design to delivery including all work performed by subcontractors.

To ensure that operations are performed as directed in the Control Plan, the document shall be directly accessible to those carrying out the work.

The Control Plan shall be available in English language (the working language of F4E).

F4E acceptance of the Control Plan shall not relieve the Supplier of any contractual obligations and responsibilities.

The mandatory format is shown in §8.4. Any change in the format will be subject to F4E approval prior to their use.

4.5. RESOURCE MANAGEMENT

In this section the Supplier shall provide a resources management system, detailing where applicable:

•    The number and type of personnel involved in each of the Contract stages

•    Specific training for personnel

•    Specific qualification for particular operations (special processes and their control)

The Supplier shall provide proof that all workers are property qualified.

4.6. CONFIGURATION MANAGEMENT

A configuration management system shall be adopted to monitor the status of the work by the Supplier against the input provided by F4E. Any divergence needs to be documented and approved by F4E.

These divergences are addressed with the following processes:

•            Change - a previously proposed and approved modification to a specified requirement (current approved configuration baselines).

•            Deviation - a previously planned alternative to a specified requirement defined for a specific scope (a limited quantity of product or period of time, and for a specific use).

•    Nonconformity - any condition which does not comply with a specified requirement.

Specified requirements (of the current approved configuration baselines) include:

•    The technical or management specification requirements of the Contract,

•    The requirements of any document issued in connection with the Contract and agreed with F4E.

Each divergence process shall be represented in a process flowchart.

4.6.1.      MANAGEMENT OF CHANGES AND DEVIATIONS

This section shall describe the change and deviation management systems, which include deviations and changes processes initiated by the Supplier, its potential Subcontractors or Suppliers and those issued by F4E or by an F4E Customer.

This system shall ensure that:

•    Deviation Requests are approved by F4E before any implementation.

•    Change Proposals are approved by F4E before any implementation (through a Change Order).

•     Status of the configuration and all associated changes are made available to F4E when requested.

‘Deviation Request’ originating from Supplier or Subcontractors

When a deviation is foreseen the Supplier shall discuss it with F4E. If the proposal is considered beneficial, the Supplier shall request F4E approval by issuing a Deviation Request (format in §8.5).

The deviation request shall contain or refer to all relevant material available to enable an informed decision to be taken. In particular, it shall include an assessment of the deviation consequences in terms of cost, delay and risk.

The deviation shall be implemented only after F4E written approval.

‘Change Proposal’ originating from Supplier or subcontractors

When a modification to an approved configuration requirement is foreseen the Supplier shall discuss it with F4E. If the proposal is considered beneficial, the Supplier shall request F4E approval by issuing a Change Proposal (format in §8.6).

The change proposal shall contain or refer to all relevant material available to enable an informed decision to be taken. In particular, it shall include an assessment of the change consequences in terms of cost, delay and risk.

The change shall be implemented only after reception of an F4E Change Order.

‘Change Notice’ originating from F4E

The Supplier shall issue an impact assessment report for each change notice received from F4E. The report should contain or refer to all relevant material available to enable an informed decision on the definite course of action to be taken. It should address the consequences of the request in terms of cost, delay and risk. The change shall be implemented only after reception of an F4E Change Order.

4.6.2.      NONCONFORMITY MANAGEMENT

The Nonconformity management system shall ensure that provisions are implemented in order to:

•     Detect any nonconformity and segregate the non-conforming product

•     Classify the nonconformity in two classes: major nonconformity and minor nonconformity

•             Communicate to F4E the list of all the nonconformities and the associated actions on a regular basis (if not agreed otherwise, at least once a month).

•    Ensure that the appropriate Corrective Actions are implemented to prevent repetition of nonconformity

•             Ensure that the appropriate process improvements (Preventive Actions) brought about by the Corrective Actions are implemented to prevent future nonconformities

•             Ensure that nonconformity is raised by means of a nonconformity report, in case F4E or their appointed representatives issue a nonconformity notice after detection of a relevant discrepancy.

Major nonconformity: divergence with impact on a critical requirement (performance, safety, reliability, operability, traceability, interchangeability, regulatory requirements).

•    The ‘Nonconformity Report’ shall be sent to F4E with proposed Remedial Actions.

•    Remedial Actions shall be implemented only after F4E written acceptance.

Minor nonconformity: divergence with no impact on an F4E contractual requirement.

•    The Supplier can take Remedial Actions to resolve the nonconformity within its own quality system.

•    The ‘Nonconformity Report’ shall be sent to F4E for information and the Remedial Action implemented.

The Supplier shall indicate how, when and by whom nonconformities will be processed including those originating from its Subcontractors.

4.6.3. CONFIGURATION MANAGEMENT RECORDS

The formats for the “Nonconformity Report”, “Deviation Request” and “Change Proposal are shown in §8.

The Supplier shall:

•             sequentially number the Change Proposals, Deviation Requests and Nonconformity Reports issued for each particular Contract

•             maintain a Change Proposals, Deviation Requests and Nonconformity Reports electronic register with indication of distribution and acceptance status

Nonconformity Reports, Change Proposals, Deviation Requests, Change Orders and change consequences assessment Reports are an integral part of the Contact Upon completion of the work, Nonconformity Reports, Change Proposals, Deviation Requests, Change Orders, Associated Reports and any relevant documentary evidence shall be included or referred to in the Acceptance data package handed over to F4E.

The Supplier shall ensure that its Subcontractors implement the same procedure to control Change Proposals and Deviation Requests.

F4E acceptance of Nonconformity Reports, Change Proposals and Deviation Requests:

•    Is limited to the particular Contract and item referred to in the Request, the Proposal or in the Report

•    Does not relieve the Supplier of any contractual obligations and responsibilities.

4.7. TIME SCHEDULE MANAGEMENT

In this section the Supplier shall describe its approach to control the time schedule, including use of software or templates to monitor the time schedule (these shall be compatible with the formats defined in §8.1).

It shall provide the precise process to report the time schedule evolution to F4E. The update of the schedule shall be done at least once a month.

4.8. INFORMATION AND DOCUMENTATION MANAGEMENT

All quality and technical official documentation and information exchange between F4E and the Supplier shall be through the F4E’s TRO in charge of the Contract and the Supplier Technical Responsible.

All documentation relevant to the Contract will have to be filed in the F4E document management system (if not agreed otherwise).

In this section the Supplier shall describe its documentation managing system and provide a Documentation Schedule (the format for the “Documentation Schedule” is shown in §8.8), detailing all documents and records relevant to the implementation of the Contract, including work performed by subcontractors. The Documentation Schedule is a continually updated document and shall contain the main documents related to the deliverables.

The standard Documentation Review Cycle mandates that:

•           The Supplier has ten (10) working days, from receipt of commented documents, to update and resubmit them to F4E via email

•    F4E has ten (10) working days, from receipt of Supplier’s e-mail, to review and return the documents

•    Revised forecast dates may be established in co-ordination with the F4E TRO

The general process for document distribution and approval is as follows:

Figure 1: Document Distribution and Approval General Process

Work shall not start until the relevant Documentation Schedule has been accepted by F4E. At each documentation delivery the Supplier shall provide an excerpt from the Documentation Schedule with the relevant documentation.

During the contract phase the Documentation Schedule will be the reference for the document management within the contract.

All documents referenced in the Reports shall be made available together with the Reports in electronic format.

The documentation format shall follow the requirements given in §8.

The Supplier shall keep all necessary documents and technical information related to the Contract and subcontract(s) for monitoring, quality assurance controls, checks and audits. If so required by F4E, the Supplier shall provide copies of such documents for use by F4E.

The Supplier shall keep the documents up to ten (10) years (or the regulatory period of time, whichever is longer) after the payment of the final balance of the Contract price or if so requested by F4E, the Supplier shall transfer the documents to F4E upon termination of the Contract.

F4E acceptance of Documentation Schedule or approval of technical documents such as drawings sketches, specifications shall not relieve the Supplier of his responsibility of proper performance of the Contract.

4.9. SUBCONTRACTING MANAGEMENT

The Supplier shall ensure that each of his Subcontractors have a Quality System compliant to this specification; an assessment report shall be issued per Subcontractor.

Failing this, the Supplier shall undertake all the necessary actions to establish and maintain the Quality in the subcontractor’s premises in conformity with the Contract Specifications.

The Supplier shall provide a “Subcontracting Schedule” (the format is shown in §8.9), detailing:

•    All major or critical items and activities subcontracted by the Supplier

•    Item/Activity associated specification

•    Relevant subcontractor Identification (including contact person)

•    Proof of subcontractor qualification (e.g. ISO 9000 certification, assessment report)

•    F4E approval of the proposed Subcontractors

Subcontracting shall not start until the relevant Subcontracting Schedule has been accepted by F4E.

The Subcontracting Schedule shall be updated as necessary, and the updated schedule shall be subjected to the same acceptance procedure as the original Subcontracting Schedule.

Purchased or subcontracted items or services shall be supplied together with their certificate of conformity to the specified requirements.

F4E acceptance of the Subcontracting Schedule shall not relieve the Supplier of any contractual obligations and responsibilities.

4.10. ASSESSMENT AND VALIDATION MANAGEMENT

This section shall demonstrate how compliance with the Control Plan (§4.4) shall be controlled and recorded all along the work progress. This includes the following subjects:

•    Signature and dating of Progress Reports for each completed operation;

•    Issue and up-dating of a compliance matrix;

•             Identification and record of each report generated during the performance of any particular operation (e.g. test report and Nonconformity Report) and, where possible, identifying improvement opportunities;

•            Access to the Supplier premises, Supplier personnel and Supplier completed work activities for third party audit or inspection (see §6).

4.10.1. MEASURING AND TEST EQUIPMENT

Measuring and test equipments shall be controlled showing evidence of:

•    Equipment identification and calibration status

•    Proper use (range, precision, ...)

•    Record of proper calibration

•    Test records shall clearly identify any test equipment that has been used and its calibration status

4.10.2. VALIDATION OF ANALYSIS CODES

The use of a specific analysis code shall be proposed to F4E before the beginning of the analysis.

The analysis shall start only after agreement (approval) from F4E.

4.11. ACCEPTANCE AND DELIVERY REQUIREMENTS

In this section the Supplier shall indicate how, when and by whom acceptance and delivery will be controlled.

4.11.1.   ACCEPTANCE REVIEW (FOR COMPLEX DELIVERABLES ONLY)

Prior to complex deliveries, the Supplier should organize a deliverables-status acceptance review in accordance with the Contract requirements. This includes at least:

•    Review of the documentation (ADP) to be provided (in accordance with the Documentation Schedule);

•    Achievement of the technical requirements or performance test reports;

•    Special processes and personnel qualification proof review,

•            Review of the records and justification of all changes and derogations (nonconformity report, deviation request, change proposal and change order);

•    Provide a formal supplier ‘Release Note’;

•    Configuration status.

•    Information about the management of Intellectual Property.

4.11.2.   ACCEPTANCE OF A DELIVERABLE

Acceptance of a deliverable shall encompass the following sequential stages:

•    For deliverables that consist uniquely of documentation (e.g. report) the deliverable is part of the ADP:

•    Request deliverable despatch approval from F4E:

•    At least ten (10) calendar days prior to the deliverable despatch, the Supplier shall submit to F4E a formal request (supplier ‘Release Note’ for approval, see §8.10);

•    Once approved by F4E (within ten (10) calendar days from reception of the request), the despatch will be accompanied by the written approval;

•    If required, upon delivery F4E or its representative will sign a ‘consignment note’ as recognition of reception only.

•    For other deliverables:

•    Request deliverable despatch approval from F4E:

•              At least ten (10) calendar days prior to the deliverable despatch, the supplier shall submit to F4E the signed Supplier ‘Release Note’ for approval (signed by both the head of Supplier and the QA representative for the Contract, recommended supplier ‘Release Note’ form in §8.10);

•    Once approved by F4E (within ten (10) calendar days from reception of the request), the despatch will be accompanied by the approved ‘Release Note’ (or when applicable a certificate of conformity);

•    Upon delivery F4E or it’s representative will sign a ‘consignment note’ (recognition of reception only) if:

•     the deliverable is in the specified conditions, and

•     the transport was performed as required, and

•     the specified reception test results are approved.

•    After successful delivery, the Supplier shall send to F4E the deliverable ADP for acceptance;

•    F4E will declare the deliverable conformity by issuing an ‘Acceptance Note ‘after receiving the ADP, if:

•    the deliverable complies with the technical specification and contractual requirement, and

•    the ADP is approved.

The Supplier shall ensure that its Subcontractors implement the same procedure to control acceptance and delivery.

No despatch shall be carried out without prior written approval from F4E.

F4E acceptance of the Supplier Release Note shall not relieve the Supplier from any contractual obligations and responsibilities.

4.12. CONTRACT RISK MANAGEMENT

The Supplier shall describe the provisions implemented in order to reduce the Contract exposure risk regarding the expected performance and time schedule. This includes at least the following subjects:

•    Preliminary risk analysis and assessment report in terms of expected performances and time schedule;

•    Associated list of actions to implement in order to reduce the risk exposure of the project;

•    Plan to upgrade the two previous documents.

4.13. HEALTH & SAFETY

In this section the Supplier shall demonstrate that he fulfils the health and safety regulations of the country where the activities will be developed as well as any specific health safety regulations laid down by F4E’s Customer (IO) for any particular task.

4.14. CODES (REGULATORY DOCUMENTS) AND STANDARDS

The Quality Plan shall reference quality and management applicable codes, standards and regulatory requirements.

4.15. OTHER REQUIREMENTS

None.

5. QUALITY PLAN UP-DATE AND VALIDATION

The Supplier shall up-date the Quality Plan after the kick-off meeting of the Contract. Written F4E approval of the updated Quality Plan is needed before the beginning of the implementation.

The Supplier shall up-date the Quality Plan (or parts of it) each time it is needed. These up-dates shall have to be approved in writing by F4E prior to their implementation.

The Quality Plan is an integral part of the Contract. Upon completion of the work, the Quality Plan shall be included in the data package handed over to F4E.

6. INSPECTION AND QUALITY AUDIT VISITS

The Supplier shall provide F4E with access to documentation, premises and personnel (including that of his subcontractor’s) during all stages of the Contract for the purpose of audit, review, surveillance and inspection.

F4E reserves the right to make unscheduled visits to the Supplier’s or Subcontractor’s works and free access shall be provided at all reasonable times.

F4E shall have the right to have permanent inspectors working on the Contract inside the Supplier’s workshops. Should this be required, the Supplier shall reserve an office inside his workshops, equipped with a telephone and telefax with international access and internet access.

Unless agreed otherwise, F4E will be allowed to take photographs and record video of anything connected to the pertaining contract (the obtained material shall remain confidential).

6.1. AUDITS AND SURVEILLANCE

Planned and documented audits, reviews, surveillance and inspection of the Supplier’s Quality Assurance arrangements may be carried out by F4E or their appointed representatives to verify compliance with all quality and technical aspects of the Contract.

These activities may be extended to the Supplier’s subcontractors. Regarding any deficiencies found, the Supplier shall implement or ensure that the subcontractors implement corrective actions in accordance with an agreed time-scale.

F4E shall be informed of the Supplier’s audits, reviews, surveillance and inspection activities, including those involving subcontractors. Notifications shall be in writing, preferably via fax or email.

Should on-site inspection services exist, the notification shall be sent directly to them well in advance. In this case, only F4E shall be notified in writing of the points identified as hold points within the timeframe stipulated in the above paragraph.

The Supplier shall be responsible for all expenses derived from F4E sending his own inspectors or representatives as a result of wrong notifications. Additionally, F4E may request the Supplier to repeat the activities considered as advice or hold points at his own expense when F4E could not witness the activity as a result of a wrong notification of the Supplier.

6.2. F4E OBSERVERS ACCESS

F4E shall have the right to be accompanied by observers to the agreed surveillance and audits visits.

These observers will be identified in advance and agreed with the Supplier and will belong to one of the following entities:

•     F4E Customer,

•     Next user of the deliverable

The F4E Observers shall be bound by appropriate confidentiality obligations to be agreed in advance.

7. SUMMARY OF QUALITY REQUIREMENTS & ACTIONS

ABBREVIATED QUALITY REQUIREMENTS

The following table gives an overview of the F4E quality requirements specified in the applicable sections and is not exhaustive.

Requirements

With the offer/proposal:

•	Submit to F4E’s TRO the meaningful outline of the ‘Quality Plan’.
• Relevant ‘Documentation Schedule’ filed with all contractual documents linked to contractual deliverables
• Relevant Planning Schedule
• Relevant ‘Control Plan’ with Hold, Authorization-To-Proceed and Notification Points

After Contract signature:

•	Submit to F4E’s TRO the proposed ‘Quality Plan’
• ‘Control Plan’ included
• Relevant ‘Documentation Schedule’ included
• Relevant ‘Subcontracting Schedule’ defined included
•	Obtain F4E’s TRO acceptance of the relevant ‘Quality Plan’.

Prior to procurement or subcontracting:

•	Verify that the ‘Subcontracting Schedule’ is up to date
If changed from accepted, obtain F4E’s TRO acceptance of the updated Schedule.
•	Obtain F4E’s TRO acceptance of the relevant documents identified in the ‘Documentation Schedule’.

Prior to design, manufacture, inspection and test:

•	Verify that the ‘Control Plan’ is up to date
If changed from accepted, obtain F4E’s acceptance of the updated Plan.
•	Obtain F4E’s TRO acceptance of the relevant documents identified in the ‘Documentation Schedule’.

During design, manufacture, inspection and test:

•	Notify F4E representatives of any pending Hold Point, Authorization-To-Proceed Points or Notification Point.
•	Complete the relevant entries in the ‘Control Plan’ as work progresses.

Prior to acceptance or delivery of a deliverable:

•	Complete the relevant ‘Supplier Release Note’.
•	Obtain F4E written approval for despatch.

After delivery of a deliverable:

•	Complete the ‘Acceptance Data Package’.
•	Obtain F4E ‘Acceptance Note’.

During Contract implementation:

•	Issue ‘Deviation Requests’, ‘Change Proposals’ and ‘Nonconformity Reports’ as necessary.

Prior to Contract closing:

•	Issue Contract ‘Final Report’

Table 7_1 - Abbreviated Quality Requirements

8. MANDATORY DOCUMENT FORMATS

All communications and official documentation shall be in the standard project language:

•                  For Monolingual Documentation, the language shall be English

For Dual-language Documentation, (regulatory or safety documentation requirements):

•               The original and reference text shall be in English and all interpretations of it will be based on the English text. In the event of a conflict between different translations, the English text will prevail.

•               The layout to be used is a dual-column page, where both versions of the document are in parallel, with English in the left column.

8.1. ELECTRONIC DOCUMENTS

Only the following electronic document file formats are acceptable for project documentation exchange and delivery. All documents must be supplied at all stages of the contract in all of the formats shown below (table 8_1).

In the event of additional formats being utilised, for example for specialised engineering calculations, fully useable data input and output files shall be provided (in English language, if available as standard inside the program).

	Editable		Reference	Informative
Document Type	Format	Version	Format	Format
Text Document	doc/rtf	MSWord v.97	pdf	—
Spreadsheet	xls	MS Excel v.97	pdf	—
CAD models and drawings	Cat	CATIAV5	cat	pdf of typical 3-D views
CAD drawings	Cat	CATIAV5	pdf	—
Schedules, Plans	P3e/PC	Primavera v.5	P3e/PC	pdf of all pages
Scans and pictures	jpg	—	pdf	—
Movie	avi	—	avi	—
Presentations	.ppt	MS PowerPoint	pdf	—
Document Sets	.zip	—	—	—
Issued documents	—	—	pdf	—
Finite Element Calculations	ANSYS	—	ANSYS	pdf of typical 3-D views
“Document Schedule”	xls	MS Excel v.97	pdf	—
“Control Plan”	xls	MS Excel v.97	pdf	—

Table 8_1 — Mandatory document formats

Where the version is given, this indicates the lower version compatibility requirement.

Where editable versions exist (text documents, spreadsheets, drawings, etc) editable versions of the deliverables shall be provided in the ADP.

Alternative formats may be specified at the kick-off meeting, with the approval of F4E at the sole expense and care of the Supplier. For this supply, the following alternative format is allowed: AutoCAD for Engineering Drawings.

To avoid an unnecessarily large numbers of files and assist in information location, documents which belong naturally to a set shall be agglomerated into one zipped electronic file, which shall contain an additional file with title page which describes the numbered and identified contents of the zip file and its version history. This zip file may also contain sub-directories and its contents may be changed as versions are updated. In table 8_2 shows a list of suitable sets of documents, which shall be expanded at the KOM.

Description of Set	Included in Set
Progress Meeting	Agenda, Minutes, Action List and Presentations for one meeting
Photographs	Set taken at the same time or of a progression of the same item over time
Contract Specification	All Annexes and Appendices
Subject Grouping for analysis	All documents related to a particular analysis
Material Certificates	For all of a type of material, such as “60 mm thick SS plate”
Test Reports	For all of a type of test, such as “additional inspections for 60 mm thick SS plate”

Table 8_2 — Suitable sets of documents

A list of files describing the current status of the Contact documentation shall be maintained in spreadsheet format.

8.2. FILE NAMES OF ELECTRONIC DOCUMENTS

The electronic file names should follow the instruction F4E-QA-112 [2].

8.3. QUALITY PLAN OUTLINE

This appendix outlines the main items to be included by the Supplier in the Quality Plan. If a particular section is not applicable, the section still has to be outlined and the reason for the non applicability referenced.

QUALITY PLAN

IDENTIFICATION

1. DOCUMENT REFERENCE NUMBER	VERSION
2. F4E REFERENCE	2.1 F4E TRO
3. F4E CUSTOMER REFERENCE
4. SUPPLIER
5. CONTRACT TITLE
6. GRADED QUALITY LEVEL

REQUIREMENTS

R1. OBJECTIVES AND DELIVERABLES OF THE CONTRACT

R2. RESPONSIBILITIES REQUIREMENTS

R3. PROJECT MANAGEMENT

R4. CONTROL PLAN

R5. RESOURCE MANAGEMENT

5.1. SPECIAL PROCESS QUALIFICATION

5.2. STAFF QUALIFICATION

R6. CONFIGURATION MANAGEMENT

R6.1. MANAGEMENT OF CHANGES AND DEVIATIONS

R6.2. NONCONFORMITY MANAGEMENT

R7. TIME SCHEDULE MANAGEMENT

R8. INFORMATION AND DOCUMENTATION MANAGEMENT

R9. SUBCONTRACTING MANAGEMENT

R10. ASSESSMENT AND VALIDATION MANAGEMENT

R10.1 MEASURING AND TEST EQUIPMENT

R10.2 VALIDATION OF ANALYSIS CODES

R11. ACCEPTANCE AND DELIVERY REQUIREMENTS

R12. RISK MANAGEMENT

R13. HEALTH AND SAFETY

R14. CODES (REGULATORY DOCUMENTS) AND STANDARDS

R15. [OTHER REQUIREMENTS]

[COMPLEMENT SUPPLIER SECTIONS]

A1. [...]

TECHNICAL ANNEXES

T1. [ANNEX ...]

8.4. CONTROL PLAN FORM (WORK SCHEDULE)

CONTROL PLAN

Doc. Number.	Issue Number:	Sheet:	of
F4E reference:	F4E Customer ref:
Supplier:	DMS #:
Contract ID Ref.:	Item:

Supplier		F4E	*Code	D	= Document Review	TPIA = Third Party
Prepared by:	Approved by	Acceptance		R	= Report Required	Inspection
Name, Sign & Date	Name, Sign & Date	Name, Sign & Date		M	= Monitor (or Witness)	Authority
				N	= Notification Point	F4E = F4E or it’s
				A	= Authorisation to Proceed point	representative
				H	= Hold Point	W = Final User

Verification by
	Activity	Specification			Supplier	TPIA	F4E	W	Records
Item	(manufacture,	(procedure,			Name, Sign	Name, Sign	Name, Sign	Name, Sign	(report,
No.	inspection,...)	drw,...)	Standard	Criteria	& Date	& Date	& Date	& Date	NCR,...)	Observations
					*	*	*	*

[ELECTRONIC TEMPLATE WILL BE MADE AVAILABLE TO THE SUPPLIER]

8.5. DEVIATION REQUEST

DEVIATION REQUEST

Section 1 – to be completed by the Supplier

	DR Number:	Issue Number:	Sheet:	of
1.	F4E reference:	F4E Customer ref:
2.	Contract ID Ref.:	DMS #:
3.	Supplier:
4.	Item:

5.              ORIGINAL REQUIREMENT:

[always mention the reference document (title, number, version) where the requirement comes]

6.              DEVIATION PROPOSAL:

7.              JUSTIFICATION:

8.              LIST OF ATTACHMENTS:

9.              IMPACT ANALYSIS:

9.1	OTHER ITEMS	☐ NO	☐ YES	Report
9.2	SCHEDULE	☐ NO	☐ YES	Report
9.3	PERFORMANCE & COST	☐ NO	☐ YES	Report
9.4	OTHER:	☐ NO	☐ YES	Report

Supplier’s Technical Responsible			Supplier’s Quality Representative

Name	Signature	Date	Name	Signature	Date

Section 2 – to be completed by F4E

Technical Responsible Officer	Configuration Control Officer / QA Representative

1. DECISION:	2. COMMENTS:

Name	Signature	Date	Name	Signature	Date

[ELECTRONIC TEMPLATE WILL BE MADE AVAILABLE TO THE SUPPLIER]

8.6. CHANGE PROPOSAL

CHANGE PROPOSAL

Section 1 – to be completed by the Supplier

	CP Number:	Issue Number:	Sheet:	of
1.	F4E reference:	F4E Customer ref:
2.	Contract ID Ref.:	DMS #:
3.	Supplier:
4.	Item:

5.              ORIGINAL REQUIREMENT:

[always mention the reference document (title, number, version) where the requirement comes]

6.              CHANGE PROPOSAL:

7.              JUSTIFICATION:

8.              LIST OF ATTACHMENTS:

9.              IMPACT ANALYSIS:

9.1	OTHER ITEMS	☐ NO	☐ YES	Report

9.2	SCHEDULE	☐ NO	☐ YES	Report

9.3	PERFORMANCE & COST	☐ NO	☐ YES	Report

9.4	OTHER:	☐ NO	☐ YES	Report

Supplier’s Technical Responsible			Supplier’s Quality Representative

Name	Signature	Date	Name	Signature	Date

[ELECTRONIC TEMPLATE WILL BE MADE AVAILABLE TO THE SUPPLIER]

8.7. NONCONFORMITY REPORT

NONCONFORMITY REPORT

Section 1 – to be completed by the Supplier

	NCR Number:	Issue Number:	Sheet:	of
1.	F4E reference:	F4E Customer ref:
2.	Contract ID Ref.:	DMS #:
3.	Supplier:
4.	Item:

5.              REQUIREMENT:

6.              DESCRIPTION OF NONCONFORMITY:

7. PROPOSED REMEDICAL ACTION:	☐ use as is	☐ rework	☐ repair	☐ reject

8.              LIST OF ATTACHMENTS:

9.              proposed nonconformity category:

☐ MINOR	NONCONFORMITY	(Report to be sent to F4E for information and remedial action implemented)
☐ MAJOR	NONCONFORMITY	(Remedial action implemented only after F4E written acceptance)

10.       CORRECTIVE/PREVENTIVE ACTION:

Supplier’s Technical Responsible			Supplier’s Quality Representative

Name	Signature	Date	Name	Signature	Date

Section 2 – to be completed by F4E

f4e Technical Responsible Officer	f4e QA Representative

1. DECISION:	2. COMMENTS:

Name	Signature	Date	Name	Signature	Date

[ELECTRONIC TEMPLATE WILL BE MADE AVAILABLE TO THE SUPPLIER]

8.8. documentation schedule form

DOCUMENTATION SCHEDULE

Doc. Number:	Issue Number:	Sheet:	of
F4E reference:	F4E Customer ref:
Supplier:	DMS #:
Contract ID Ref.:	Item:

Supplier		F4E	Notes & acronyms
Prepared by:	Approved by	Acceptance	Field: distributed for review to the fields of expertise
Name, Sign & Date	Name, Sign & Date	Name, Sign & Date	Distribution: A-Approved, I-Information, N-Non Distributed
Status: R-Received, W-Waiting, A-Accepted, R-Rejected,

Document/			Responsible for				Date /	Distributed
Record ID	Rev.	Title	Prep.	App.	Dist.	Field	Expected	F4E	Archive	Lang	Status

[Up-to-date list of documents/ records/ drawings/ models/ plans/ schedules/ manuals/ data expected during the contract and/or essential to perform the task and/or part of the ADP]

[ELECTRONIC TEMPLATE WILL BE MADE AVAILABLE TO THE SUPPLIER]

8.9. subcontracting schedule form

subcontracting SCHEDULE

Doc. Number:	Issue Number:	Sheet:	of
F4E reference:	F4E Customer ref:
Supplier:	DMS #:
Contract ID Ref.:	Item:

Supplier		F4E
Prepared by:	Approved by	Acceptance	Notes & acronyms
Name, Sign & Date	Name, Sign & Date	Name, Sign & Date

Item / Service		Subcontractor
Identification	Specification	Identification	Qualification	Observations

[ELECTRONIC TEMPLATE WILL BE MADE AVAILABLE TO THE SUPPLIER]

8.10. SUPPLIER RELEASE NOTE

SUPPLIER RELEASE NOTE

Section 1 – to be completed by the Supplier

Note Number:		Issue Number:	Sheet:	of
1.	F4E reference:	F4E Customer ref:
2.	Contract ID Ref.:	DMS#:
3.	Supplier:

Section 2 – Conformity statement to be completed by the Supplier

1.              With the exception of the discrepancies listed below (section 2.6), we certify that the following equipment/service:

(describe)

2.              has been manufactured/performed, inspected and tested in accordance with requirements described in the following documents:

(documents list)

3.              That the equipment/service is complete.

4.              That all relevant verifications, inspections and tests are complete and satisfactory.

5.              That the following documents are those required by the contract.

(detailed list)

6.              List of any change proposal, deviation request and nonconformity report.

(attached)

Supplier’s Technical Responsible			Supplier’s Quality Representative

Name	Signature	Date	Name	Signature	Date

Section 3 – to be completed by F4E

F4E Technical Responsible Officer	F4E QA Representative

1. DECISION:	2. COMMENTS:

Name	Signature	Date	Name	Signature	Date

[ELECTRONIC TEMPLATE WILL BE MADE AVAILABLE TO THE SUPPLIER]

ANNEX B

TECHNICAL SPECIFICATIONS

Annex B	DMS #	F4E/2009/ITER/30130
	Doc. #	F4E-2008-OPE-005 (MS-MG) Annex B
		Ver.	R0.1

TECHNICAL SPECIFICATION

FOR

SUPPLY OF CHROMIUM PLATED NB3SN STRAND

Abstract

This Technical Specification concerns the supply of 37.1 tons of Cr plated Nb3Sn strand for the ITER TF conductors. The strand diameter is [**] and the minimum acceptable length [**].

All the Cr plated Nb3Sn strand shall be delivered in 38 months.

1

Table of Contents

1. INTRODUCTION	5

2. SCOPE OF THE CONTRACT	5
2.1. Deliverables and Schedule	5
2.2. Supplier Responsibilities	6

3. TECHNICAL REQUIREMENTS	6
3.1. Main Specification	6
3.2. Critical Current	7
3.3. Heat Treatment	7
3.4. Design	8
3.5. Material	8
3.6. Manufacture	8
3.6.1. Statistical Process Control	8
3.7. Acceptance	9
3.7.1. Piece length	10
3.7.2. Twist Pitch	10
3.7.3. Eddy Current	11
3.7.4. Critical Current	11
3.7.5. Mechanical Properties	11
3.8. Traceability	11
3.9. Packing	11

4. BENCHMARKING	11

5. STRAND SAMPLES	12

6. REFERENCES	12

7. APPENDIX 1 – ROOM TEMPERATURE MEASUREMENTS	13
7.1. Dimension	13
7.2. Piece Length	13
7.3. Cr Plating	13
7.4. Cu:Non-Cu Volume Ratio	13
7.5. Twist Pitch	13

8. APPENDIX 2 – LOW TEMPERATURE MEASUREMENTS	15

8.1. Residual Resistivity Ratio (RRR)	15

2

8.2. Hysteresis Losses	15
8.3. Critical Current	16
8.3.1. Sample holder	16
8.3.2. Critical Current vs. Field	17

9. APPENDIX 3 – IDENTIFICATION	19
9.1. Billet ID Code	19
9.1.1. Strand Code	19
9.1.2. DomesTic Agency Code	19
9.1.3. Strand Supplier Code	20
9.1.4. Billet Number	20
9.2. Strand Piece Length ID Code	20
9.2.1. Billet Code	20
9.2.2. Production Unit Code	20
9.2.3. Piece Length Number	20
9.2.4. Plating Code	21
9.3. Strand Sample ID Code	21
9.3.1. Strand Piece Length	21
9.3.2. Point or Tail Code	21
9.3.3. Tester Code	21
9.3.4. Sample Part Number	22

3

TERMS AND DEFINITIONS

Term	Definition	Acronym
Acceptance Data Package	Is the documentation package linked with a deliverable to be submitted by the supplier	ADP

Fusion for Energy	The European Joint Undertaking for ITER and the Development of Fusion Energy	F4E

Technical Responsible Officer	F4E’s responsible for communicating all technical contractual actions and decisions to the Supplier	TRO

Sultan test facility	Sultan, located at PSI, Villigen (CH), is a facility capable of testing full size ITER conductors. Further information can be found in section 6.	Sultan

Conductor Performance Qualification Sample

A full size conductor sample which was tested in the Sultan facility and passed the ITER design criteria, i.e., qualifies the strand layout. The relevant sample may or may not have been produced by or on behalf of F4E; any CPQS sample produced for the qualification of ITER conductors is acceptable provided F4E approves of the performance, according to general guidelines set by IO.

Such approval is signified by F4E acceptance of the proposed strand design, via issuance of the Disclosure Hold Point Clearance which is a pre-requisite for launching the production.

CPQS

CICC	Cable-in-Conduit Conductor	CICC

Statistical Process Control

An effective method of monitoring a process through the use of control charts. This enables the use of objective criteria for distinguishing background variation from events of significance based on statistical techniques.

SPC

IO	ITER Organisation sometimes referred to as ITER	IO

Subcontractor	All economic operators who supply items to the Supplier under the Contract.	—

Supplier	The supplier is the Contractor as defined in the supply or service Contract.	—

4

1. INTRODUCT1ON

ITER is a joint international research and development project that aims to demonstrate the scientific and technical feasibility of fusion power. The partners in the project - the ITER Parties - are the European Union (represented by EURATOM), Japan, the People’s Republic of China, India, the Republic of Korea, the Russian Federation and the USA. ITER will be constructed in Europe, at Cadarache in the South of France.

In order to enable the foreseen operating scenarios, the ITER Tokamak requires a superconducting magnet system, which consists of four main sub-systems: the 18 Toroidal Field coils (TF coils), the Central Solenoid (CS), the 6 Poloidal Field coils (PF coils) and the Correction Coils (CC coils).

The TF conductor is a CICC and relies on twisted, multifilament Nb3Sn-based composite strands that are Chromium plated. The un-reacted strands are cabled and the cable is jacketed to become a CICC. After compaction the conductors are heat-treated to temperatures [**].

2. SCOPE OF THE CONTRACT

The scope of this Contract is the supply of 37.1 tons of Chromium plated Nb3Sn strand used for the ITER TF conductors.

The supply shall consist in:

•      Cr-plated Nb3Sn strand according to the specification;

•      All the specified Quality Control tests;

•       All the Quality Assurance (QA) documents.

The total duration of the Contract is 44 months.

2.1. DELIVERABLES AND SCHEDULE

•      Deliverable A: [**]

•      Deliverable B: [**]

•      Deliverable C: [**]

•      Deliverable D: [**]

•      Deliverable E: [**]

•      Deliverable F: [**]

•      Delierable G: [**]

•      Deliverable H: [**]

•      Deliverable I: [**]

•      Deliverable J: [**]

•      Deliverable K: [**]

•      Deliverable L: [**]

•      Deliverable M: [**]

•      Deliverable N: [**]

•      Deliverable O: [**]

5

•              Deliverable P: [**]

•              The Final Report shall be sent to F4E TRO within 44 months from signature of the Contract.

Each Deliverable shall be accompanied by the ADP as specified in Annex A – Management Specification. The Final Report shall be ready for approval by F4E prior to termination of the Contract. A Draft Final Report shall be submitted to the F4E TRO at the latest 2 months prior to termination of the Contract.

2.2.                        SUPPLIER RESPONSIBILITIES

•              The Supplier shall be responsible for the production of the Nb3Sn strand.

•              The Supplier shall prepare adequate specifications for the purchase of all material, tooling and equipment required for the fulfilment of this Contract

•              The Supplier shall be responsible for organizing and arranging the dedicated and direct delivery to a European address specified by F4E in the course of the Contract

•              The Supplier shall ensure that all the QA requirements are fulfilled. Before delivery of the Nb3Sn strand all required documentation shall be delivered to F4E for approval. Approval does not relieve the Supplier from any liabilities or give rise to access for any request of financial compensation for errors that are discemable by normal sound engineering practices.

•              The Supplier shall be responsible to enter all required data into the conductor database (see section 3.8).

•              The Supplier shall perform yearly benchmarking of all the facilities involved in the acceptance tests (see section 4).

•              The Supplier shall provide progress reports as given in Annex A – Management Specification.

3. TECHNICAL REQUIREMENTS

3.1. MAIN SPECIFICATION

The technical requirements for the Chromium-plated Nb3Sn strands are detailed in Table 1. The Supplier shall ensure that the chemical, metallurgical, electrical, mechanical, dimensional and surface conditions of the strands conform to the specification herein.

Table 1: Technical requirements for un-reacted Cr-plated N3Sn strand

Item	Requirement

Superconductor type	Nb3Sn

Layout	[**]

Twist pitch	[**]

Twist pitch direction	[**]

Diameter	[**]

Cu:non Cu volume ratio	[**]

6

Cr plating thickness	[**]

Minimum length	[**]

Residual Resistivity Ratio (RRR)	[**]

Hysteresis loss per strand volume (at 4.22 K over a ± 3 T cycle)	[**]

Resistive transition index n (at 4.22 K and 12 T measured on ITER type barrel in the 10 to 100 µV/m range)	[**]

Minimum critical current (at 4.22 K and 12 T measured on ITER type barrel)	[**]

3.2. CRITICAL CURRENT

As specified in section 3.4 the strand layout must be identical to the one used for the CPQS. After a successful qualification, measurements on individual strands will be used to monitor production and to ensure that the strand performance remains unchanged. Any subsequent change in strand design and technology must be re-qualified by a new CPQS which is under the responsibility of the Supplier.

The procedure to establish the minimum strand critical current requirement for the Suppler is as follows:

[**]

The averages and standard deviations shall be assessed after Deliverable A, alongside the other parameters subjected to Statistical Process Control (see section 3.6.1).

3.3. HEAT TREATMENT

The following two heat treatment cycles have been identified as the references for ITER:

Option 1	Option 2

[**]

Transition rate: [**]

[**]

7

[**]

In view of the heat treatment of large coils the temperature variation at the high temperature plateau will be up to ± 5 °C. The cool down from the temperature of this plateau to 500 °C shall be with 5 °C/hr. Below 500 °C the cool down can be determined by the furnace cool-down but not exceeding 20 °C/hr.

The environment is either pure Argon (at least 99.99%) at 1 bar or vacuum.

3.4. DESIGN

The design must be identical to the one as used for the CPQS. In addition to the requirements laid down in Annex A – Management Specification, the Supplier shall disclose in detail to F4E the billet design, including the nominal number of filaments, the nominal filament diameter, the type and dimension of the barrier, and the filament array and spacing.

F4E will review the proposed design and verify it against the one used for the CPQS before issuing the Disclosure Hold Point Clearance which is a pre-requisite for launching the production.

3.5. MATERIAL

The Supplier shall provide to F4E with the specifications, all the certificates and test protocols signed by the subcontractors of the Nb or Nb-X rod material, barrier sheet material and other materials such as bronze or Copper and Tin used in the strands.

The Copper grade shall be chosen to fulfil the performance requirements of Table 1. The Supplier shall provide to F4E the chemical analysis, the resistivity at 273 K and the Residual Resistivity Ratio (RRR) between 273 K and 20 K of the Copper he intends to use. Once cabled in the conductor the Cr-plated Nb3Sn strands undergo a heat treatment of at least [**]. This annealing procedure shall be taken into account by the Supplier for defining the Copper grade.

The Supplier shall document any change of sub-contractor or supplier.

3.6. MANUFACTURE

As specified in Annex A – Management Specification, the Supplier shall provide to F4E a Control Plan, detailing the main processes it or its subcontractors will rely upon during production. Once the production is launched, any process change must be documented and approved by F4E through a Change Request (see Annex A – Management Specification).

3.6.1. STATISTICAL PROCESS CONTROL

The minimum set of relevant parameters to be put under SPC by the Supplier is:

[**]

8

Other parameters not listed in the above list may also be put under SPC. The list shall be reviewed and eventually completed after completion of Deliverable A. In particular, intermediate tests and control charts may need to be applied on key parameters identified as having an effect on the variability of the Cu:non-Cu volume ratio.

3.7. ACCEPTANCE

The acceptance requirements for the un-reacted and reacted Cr-plated Nb3Sn strands are given in Table 2, Table 3 and in the subsequent paragraphs. The Supplier shall ensure that all acceptance tests are carried out at the proper frequency and with the proper procedures and shall compare the test results with the acceptance criteria. The Suppler shall also ensure that al relevant information is entered into the conductor database in due time before requesting a clearance for delivery (so-called “Billet Authorisation to Proceed” clearance) from F4E.

Table 2: Acceptance requirements for un-reacted Chromium-plated Nb3Sn strand

Verification item	Sampling	Verification procedure	Acceptance criterion	Record

Base material	[**]	Review of material certificate	As specified in Table 1 and section 3.5	pass/fail

Piece length	[**]	As specified in Appendix 1	As specified in Table 1 and section 3.7.1	pass/fail

Diameter	[**]	As specified in Appendix 1	As specified in Table 1	pass/fail

Twist pitch	[**]	As specified in Appendix 1	As specified in Table 1 and section 3.7.2	pass/fail

Twist pitch direction	[**]	As specified in Appendix 1	As specified in Table 1 and section 3.7.2	pass/fail

Cr plating thickness	[**]	As specified in Appendix 1	As specified in Table 1	pass/fail

Cr plating adhesion	[**]	Wound around 3D rod	No visible flaking	pass/fail

Cu:non-Cu volume ratio	[**]	As specified in Appendix 1	As specified in Table 1	pass/fail

Cleanliness	[**]	Supplier’s procedure	To be proposed by the Supplier	pass/fail

Flaw detection	[**]	Eddy current detector	As specified in section 3.7.3	pass/fail

Identification and records	[**]	Review of data entered into database	As specified in section 3.8	pass/fail

9

Table 3: Acceptance requirements for reacted Chromium-plated Nb3Sn strand

RRR (between 273 and 20 K)	[**]	As specified in Appendix 2	As specified in Table 1	pass/fail

Critical current (4.22 K and 12 T)	[**] [**]	As specified in Appendix 2	As specified in section 3.2	pass/fail

Resistive transition index n (4.22 K and 12 T)	[**]	As specified in Appendix 2	As specified in Table 1	pass/fail
[**]

Hysteresis loss (4.22 K over a ± 3Tcyde)	[**]	As specified in Appendix 2	As specified in Table 1	pass/fail

(1) Sampling frequency may be reduced as described in section 3.7.2.

3.7.1. PIECE LENGTH

As part of the Control Plan specified in Annex A – Management Specification, the Supplier shall describe the proposed method for removing the transition regions and identifying the stationary zone where all parameters are stable. All acceptance tests shall be carried out on samples taken from the stationary zone.

The Supplier shall measure the length of every piece length. Since the cable manufacturer has to rely on the values, the stated length must have accuracy better than 0.5%. [**] The Supplier shall submit to F4E a comprehensive compilation of all strand piece length measurements. Cutting of unit lengths due to reasons not related to strand production (e.g. cutting during Cr plating due to power loss) shall not be counted as a “breakage”. The production homogeneity shall be assessed by metallographic photos. In case of excessive breakages during the processing of a billet, the Supplier shall provide in due time to F4E a technical report explaining the reasons of the breakages and proposing remedies.

3.7.2 TWIST PITCH

The strand shall be twisted so that the filaments follow the same rotation as a right-handed screw thread.

If the strand twisting equipment is used for different kinds of production, the presence, value and direction of the filament twisting shall be verified by the Supplier on every strand piece length. If the Supplier relies on a dedicated machine, whose settings are fixed once and for all, the verification shall be carried out at the start of production and on a statistical basis agreed upon between the Supplier and F4E.

10

3.7.3. EDDY CURRENT

The Supplier shall demonstrate that it has an eddy current procedure capable of detecting superficial defects, barrier damage, inclusions of foreign particles and gross geometrical discrepancies. Acceptance criterion shall be defined as part of the Control Plan (see Annex A – Management Specification) and agreed with F4E.

3.7.4. CRITICAL CURRENT

The existence and the number of quenches happening before reaching the reversible resistance build-up part of the voltage-current curve shall be noted and recorded. Any sample that has more than ten quenches shall call for testing of a new sample.

3.7.5. MECHANICAL PROPERTIES

F4E will perform regular stress strain tests at room temperature to confirm the material composition and mechanical properties of the virgin strand do not change during production. The reference values for acceptance are defined by the materials as delivered for the CPQS (see section 3.4).

3.8. TRACEABILITY

Each Cr-plated Nb3Sn piece length shall be uniquely identified, using a bar-coded identification as defined in Appendix 3. The large amount of data generated shall be handled electronically and entered into a conductor database, similar to the database developed by CERN for the LHC conductors. The structure of this database is being defined by IO. The Supplier shall use this database to store information related to this supply.

All data entered by the Suppliers will be kept confidential by F4E and IO.

3.9. PACKING

The Nb3Sn strand piece lengths shall be spooled. Only one single piece length per spool shall be permitted. The spooling shall be done under constant tension and without crossing of turns. The exact type of spools to be used for delivery shall be defined in agreement with the cabling company in the course of the Contract

The spools shall be packaged in sealed plastic bags with non-halide salt drying agents to protect against moisture accumulation. The strand identification shall be marked on the spools and the bags by means of a bar code as specified in Appendix 3. The axis of the spool shall be horizontal during transport and storage.

4. BENCHMARKING

At the start of the production, the facilities identified by the Supplier to perform the acceptance tests will have to undergo a benchmarking with respect to Reference Laboratories designated by F4E and IO. The benchmarking covers all tests as specified in section 3.7 and shall be performed on Reference Strand samples provided by F4E.

The benchmarking shall be repeated every year.

11

5. STRAND SAMPLES

For additional measurements and for archiving, several short strand lengths have to be delivered separately to a European address defined in the course of the Contract. All samples shall be taken from piece lengths fulfilling the specification and shall have a proper identification according to Appendix 3.

• Verification samples: [**]

• Archival samples: [**]

• Witness samples: [**]

6. REFERENCES

[1]  P. Bruzzone et al., “Upgrade of Operating Range for SULTAN Test Facility”, IEEE Trans. Appl. Supercond. 12, pp. 520-523,2002.

[2]  P. Bruzzone et al., “Test Results of Two European ITER TF Conductor Samples in SULTAN”, IEEE Trans. Appl. Supercond. 18, pp. 1088-1091, 2008.

12

7. APPENDIX 1-ROOM TEMPERATURE MEASUREMENTS

This Appendix describes the procedures for room temperature measurements on strands. Any alternative technique proposed by the Suppler is subject to approval by F4E.

7.1. DIMENSION

The strand diameter is measured before and after Cr-coating by means of a calibrated dual-axis laser micrometer. The ovality of the strands is defined as the difference between the diameters measured for the two axes.

7.2. PIECE LENGTH

The strand piece length is measured after Cr-coating on line during final spooling by means of a mechanical or electro-mechanical counter attached to a wheel which is in contact with the strand.

7.3. Cr PLATING

The Nb3Sn strands are coated with an about 2 µm thick Cr layer. The thickness of the Cr coating is (destructively) measured on strand cross sections. To avoid smearing effects at the edge of the strand during the polishing procedure, the strand specimens are coated with a thick Copper layer before cutting and polishing. For each cross section, the thickness of the Cr layer is measured with the scanning electron microscope at six locations, at 60° each, with an accuracy better than 0.1 µm. The test report includes the maximum, minimum and average thickness. Alternatively, other methods (e.g. based on electrolysis/couloscopy) can be used to the extent that they have been calibrated and approved by F4E.

7.4. CU:NON-CU VOLUME RATIO

The Cu:non-Cu ratio can be measured on a polished cross section of strand. The boundary between Copper and non-Copper area is identified by grey scale contrast (using optical microscope) or by atomic number (scanning electron microscope): the marked areas are digitally scanned and the ratio of the number of pixels for each area determines the Cu:non-Cu ratio. Reproducibility of the measurements can be estimated within ± 10%.

Planimetric analysis of magnified cross section pictures can also be used by specially trained operators: the absolute reproducibility must be better than 5%.

On line, non-destructive measurements of the Cu:non-Cu ratio can be obtained (on bronze method Nb3sn strand) by carefully measuring the strand resistance between two fixed points, as it is usually done for NbTi strands.

To the  extent it is applicable to the considered type of strand, the IEC61788-12 standard shall be considered.

7.5. TWIST PITCH

The strand twist pitch and the twist direction are measured on straight sections of stand, stretched on a fixture holding the  ends. The Copper stabilizer of a short (~20 mm long) section of the  strand is etched by few drops of a HNO3 solution until the bundle of filaments becomes visible. Under optical microscope, the half twist pitch can be estimated looking at the etched section.

13

Alternatively, the twist pitch can be measured on polished longitudinal sections of strand: a short (~30 mm long) section of strand is flat embedded into resin and it is carefully polished to the middle, i.e. the axis, of the strand (this can be verified checking at the microscope the strand diameter). The half pitch can be estimated at the optical microscope looking at the outer layer of filaments emerging from the matrix in the longitudinal section.

14

8. APPENDIX 2-LOW TEMPERATURE MEASUREMENTS

This Appendix describes the procedures for low temperature measurements on strands. Any alternative technique proposed by the Supplier is subject to approval by F4E.

8.1. RESIDUAL RESISTIVITY RATIO (RRR)

The RRR, as well as the stabilizer resistivity, are derived using the critical current specimen (see 8.3), where the Cr plating has not been removed from the strand section between the voltage taps. Alternatively the RRR measurements can be performed on separate specimens provided they are reacted together with the corresponding lc samples and taken from the strand unit lengths adjacent to the Ic samples.

The measurements are carried out at zero background field. The sample resistance is measured with I = 1 A at 273 K (ice melting point) and 20 K. The RRR is derived as a ratio of the two resistance measurements, i.e. R(273 K)/R(20 K). Alternatively, the IEC61788-11 standard may be applied.

8.2. HYSTERESIS LOSSES

The hysteresis losses are estimated from the magnetization loop measured by a DC magnetometer. The measurements are taken at liquid Helium temperature. The bath temperature shall be measured with an accuracy of at least 10 mK. If not at 4.22 K, the data shall be temperature-corrected using a formula provided by F4E. A SQUID magnetometer or a Vibrating Sample Magnetometer (VSM) is adequate for the test.

[**]

The accuracy of the magnetic field setting, including homogeneity over the sample volume, shall be better than 0.2%. The magnetic field steps shall be less than 0.2 T at 0.5 T < B < 3 T. Below 0.5 T and at field reverse, the steps shall be smaller than 0.1 T.

The DC magnetization loop is reconstructed by interpolation of the measured points. The hysteresis loss is evaluated from the area of the M(B) loop, for bipolar loops spanning from -B to +B. The measured magnetization signal is calibrated using ferromagnetic metals samples with the same shape and known magnetization (e.g. a spiral wire of Nickel or Palladium). The overall accuracy of the test method, including calibration error, reproducibility, precision of the magnetometer, interpolation and integration error, is ± 3%.

The hysteresis loss shall be reported per unit volume of strand.

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The hysteresis losses can also be derived from the AC losses for ± 3T cycle measured as a function of the field sweep rates. The loss curve values are obtained by boil-off calorimetry or by integrating the magnetisation loop M(B) measured by pick-up coils for the selected values of field sweep rate. The hysteresis losses are then extrapolated from the linear slope of the loss curve. The calibration of the measurement methods and the verification of reasonable scattering (< 5%) by appropriate benchmark action are deemed necessary in both cases.

For reference, the two standards IEC61788-13 and IEC61788-8 may be used to the extent they are applicable to Nb3Sn strands and do not contradict the requirements described above.

8.3. CRITICAL CURRENT

A section of Nb3Sn strand is wound on the sample holder, which acts as a support during the heat treatment as well as during the cryogenic test (avoiding transfer of reacted strand). The sample holder may be reused. The critical current samples are also used for RRR and resistivity test.

8.3.1. SAMPLE HOLDER

The standard sample holder for critical current test has been developed during the ITER strand benchmark test. [**]

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[**]

The strand section is wound under tension on the sample holder. [**] After releasing possible bonded contacts, the strand is tightened into the groove and the ends are fixed. The strand ends are soldered to the Copper rings: the soldered length must be less than one turn, but not less than 60 mm. [**]

8.3.2. CRITICAL CURRENT VS. FIELD

The critical current sample, attached to its current leads, is placed in a liquid Helium bath, in a magnetic field (solenoid) parallel to the axis of the sample holder. The sample current and the magnetic field are selected ensuring that an inward electromagnetic force is applied to the strand.

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[**]

The signal from the voltage taps is recorded (preferably by digital sampling) over the full range of current. In case of continuous current ramp, the ramp rate is < 0.5 A/s for I > 0.9 Ic. The electric field onset for defining critical current is 10 µV/m [**]. The voltage signals from the two pairs of voltage taps (250 mm) are recorded: Ic is derived from the voltage of the 500 mm strand section.

The n value is derived by fitting the V(I) curve in the range between 10 and 100 µV/m.

It is suggested to start with high B measurements where lower currents and lower forces are experienced.

For each specimen cool down, the first test point is repeated at the end of the series, before extracting the specimen for assessment of the setting reproducibility.

The IEC-61788-2 standard can be applied to the extent it does not contradict the above requirements.

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9. APPENDIX 3 – IDENTIFICATION

This document defines the naming convention for identification of different strand units produced for the ITER superconducting magnet system. The rules have to be followed in any designation of the strand units and in all documents related to strand production.

9.1. BILLET ID CODE

The following rules have to be used for identifying superconductor billets. The code identifies material from a common multifilament billet. Billet code consists of 8 symbols: strand code, DA code, supplier code and internal supplier billet number.

9 9	A	A	9 9 9 9	- Superconductor Billet ID scheme
Strand	DA	Supplier	Billet number
code	code	code

Where 9 is used as a placeholder for digit and A as a placeholder for letter.

9.1.1. STRAND CODE

The strand code consists of two digits and code identifies group of strands in the ITER superconducting magnet system identical from the final assembly point of view. The list of codes will be supplemented in future.

Nb3Sn conductors

01 = TF superconducting strand,

03 = CS superconducting strand.

NbTi conductors

11 = PF1 superconducting strand (PF1 and PF6 coils),

12 = PF2 superconducting strand (PF2, PF3, PF4 and PF5 coils),

15 = Correction Coil superconducting strand,

17 = Feeder superconducting strand.

9.1.2. DOMESTIC AGENCY CODE

The Domestic Agency (DA) code consists of one letter.

c –	CN, China,
E –	EU, Europe,
J –	JA, Japan,
K –	KO, Korea,
R –	RF, Russia,
U –	US, United States.

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9.1.3. STRAND SUPPLIER CODE

Strand supplier code consists of one letter and is unique for a given supplier in the frame of one agency. The letter will be defined in agreement with IO before start of the production.

9.1.4. BILLET NUMBER

Billet on the level of supplier should be identified by four digit billet number unique for all production time. This number has to be assigned by the contractor in chronological order of manufacture to identify the material from a single billet.

Example: Code for second TF superconducting strand billet made in Europe by EAS – 01EE0002.

9.2. STRAND PIECE LENGTH ID CODE

The following rules have to be used for identifying the strand piece length. The code identifies continuous length of unbroken strand without welds made from one billet and long enough for cable production. The strand piece length code consists of 12 symbols: billet code, production unit code, piece length number and coating code.

Strand Piece Length ID scheme:

9 9 A A 9 9 9 9	A	9 9	A
Billet code	Production	Piece	Plating
	unit	length	code
	code	number

9.2.1.      BILLET CODE

Billet code consists of 8 symbols and is described in section 9.1.

9.2.2.      PRODUCTION UNIT CODE

The production unit code consists of one letter. The code identifies material from a common multifilament billet which undergoes identical mechanical and thermal processing. A “production unit” may be less than one full billet.  The production units shall be named sequentially as they are produced, starting from “A” and starting from the point side of the billet.

9.2.3.      PIECE LENGTH NUMBER

The piece length number is a two digit number assigned by contractor to identify the strand piece lengths from a single billet, restarting from 1 for each production unit.  The strand piece lengths shall be numbered sequentially as they are produced, starting the numbering from the point side of the billet.

In case of accidental breakage during plating or in case of intentional cuts for sampling, the strand piece lengths shall be renumbered in chronological order starting from the point side of the billet.

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9.2.4. PLATING CODE

The plating code consists of one letter and identifies type of plating, if any, applied to the surface of the strand.

U – No plating (non plated strand),

C – Chromium plating,

N –  Nickel plating.

Example: Code for third strand piece length produced from second TF superconducting strand billet made in Europe by Luvata after chrome plating – 01EL0002A03C.

9.3. STRAND SAMPLE ID CODE

The following rules have to be used for identifying superconducting strand samples tested to qualify the billets. The code identifies continuous length of strand cut from the strand piece length. Strand sample code consists of 16 symbols: strand piece length code, point or tail code, dot (.) and sample part number.

Strand sample ID scheme:

9 9 A A 9 9 9 9 A 9 9 A	A	A	9 9
Strand Piece Length code	Point	Tester	Sample Part
	or Tail	code	number

9.3.1.                  STRAND PIECE LENGTH

The strand piece length code consists of 12 symbols as described in section 9.2.

9.3.2.      POINT OR TAIL CODE

Point or tail code consists of one letter and identifies on which location of the billet the sample was cut.

P - the sample cut on the point extremity of the billet, where P is prior to X,

T - the sample cut on the tail extremity of the billet, where T is prior to Y,

X - any sample cut on the point side of strand piece length in the stationary part of the billet (it may be one sample in case of billet without breakages or one sample per breakage),

Y - any sample cut on the tail side of strand piece length in the stationary part of the billet,

9.3.3. TESTER CODE

Tester code consists of one letter and identifies the test type.

A – IO Archival samples, which is cut by the Supplier and sent to DA.

V – DA Verification samples, which is send by the Supplier to the DA.

S – Supplier’s test samples.

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9.3.4. SAMPLE PART NUMBER

The sample part number consists of two digits and identifies position of the part cut from the strand sample. The sample parts shall be numbered sequentially as they are cut, starting the numbering from the point side of the sample.

Example: Code for fourth part of Cr plated strand Verification Sample cut on point extremity of billet 01EA0002

- 01EA0002A01C.PV04

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FUSION

FOR

ENERGY

ANNEX C

DECLARATION OF THE BACKGROUND

INTELLECTUAL PROPERTY

Bruker EAS GmbH

Comment to ANNEX C

Supply Contract, Article II

Background/Foreground

EAS has acquired knowledge and manufacturing know-how for bronze route NbSn superconductors over the last 25 years. Most of this became public information over the years. ITER strands are therefore regarded more or less as commodity, a fact which is also reflected by the non-restricted open call procedure selected by F4E for the production and delivery of the strands.

There exist no IPR’s (patents etc.) with respect to the product to be delivered to the project. In addition Bruker EAS GmbH is prepared to provide information on manufacturing know-how or other assistance to F4E and, under fair conditions, to ITER partner industries, if this is requested.

In case any foreground is generated during execution of the contract, it will be provided to ITER, if required within the project.

Bruker EAS GmbH	Geschäftsführer:	Bearbeiter:
Ehrichstraße 10, 63450 Hanau, Deutschland	Dr. Burkhard Prause	Tel: ++49 6181 4384-
Tel.: Zentrate ++49 6181 4384-4100	Dr. Klaus Schlenga	Fax: ++49 6181 4384-
	Jörg Laukien	E-Mail:
Rechtsform: GmbH / Sitz: Hanau
Registergericht Hanau HRB 7581		www.advancedsupercon.com

FUSION

FOR

ENERGY

ANNEX D

FORM FOR DECLARATION OF THE FOREGROUND

INTELLECTUAL PROPERTY

ANNEX D -FOREGROUND DECLARATION

CONTRACT INFORMATION

Contract title:

Contract reference:

Team leader

Total Contract Budget in €:

I, declare the information contained in this form is correct to the best of my knowledge.

IMPORTANT NOTICE:

The present form is to be used to report on the existing foreground.

A printed copy of this declaration will be attached by the contractor/beneficiary to the progress reports and to the final report.

Further information and guidelines on how to fill in this format are provided in the last section of this annex.

If needed, please add further pages to include any relevant IP.

Foreground refers to any Information and Intellectual Property whether or not protectable generated in the course of the execution of the Contract including subcontracting. In case that no foreground has been generated a declaration in this respect shall be included by the contractor/beneficiary in the box below

Name :

Signature:

Date :

Foreground Declaration

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PATENTS

I. Title of Invention

II. Inventor Information

(Full Name)	Title/Position	Employer	Phone No.	Fax No.

III. Abstract

IV. Uses of Invention

List actual past and current uses of your invention, including dates and locations:

List commercial uses or possibilities for use:

2

V. Documents Describing the Invention

List all documents, publications and presentations describing the invention that you have published or prepared for publication or presented. Also, include presentations and publications planned within one year from now. Please attach a copy of preprints, articles, or viewgraphs.

Title/Subject	Date	Publication Name (and issue number)

VI. Related Documents

List all documents concerning work that others have conducted that is closely related to the current invention. Please include: Patent Numbers, Authors, Title, Publication date, etc. Please supply copies, if available.

VII. Background

Describe the background of the invention, including the technical problems that it addresses:

VIII. Invention Description

3

Provide a description of the invention (you may also attach a paper). Please include a sketch/drawings of the invention, if possible.

4

IX. Additional Inventor Information

Full Name	Citizenship	Street Address, City, Country

X. Conception of the Invention

Conception Date:	Conception Place:

Earliest documentation of your invention: (please provide date and identify the document)

First Sketch or Drawing:

First Written Description:

Third parties with knowledge of facts relating to conception:

Full Name	Organization	Phone Number

XI. Prototypes manufacturing

Date first model completed:

Date of operation and testing:

Place of test:

Results of testing:

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Third parties with direct knowledge of test:

Full Name	Organization	Phone Number

XII. Invention Disclosure

Has the invention been disclosed to anyone outside your company? If so, to whom and when? Provide names and dates. If yes, was the disclosure under a non-disclosure agreement?

I (We) declare myself(ourselves) to be the first and original inventor(s) of the above-described invention:

INVENTOR:	DATE:

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COPYRIGHT

Short title of the work:

Description:

(short abstract of the work)

Is this work necessary to carry out the contract?		NO	Explain:

(circle the appropriate answer)		YES

Are there are any related rights involved, such as of producers, publishers, broadcasters, etc?

Please provide details

Publications:

Name of creator(s):

Ownership of the work:

Legal Deposit?	Yes / No	Name of notary or collecting society :	Date of deposit:	Registration Number:

If yes

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SOFTWARE/DATABASE

Short title of the work:

Information for protection

Give a brief description of the software (database), including its purpose and its intended users/user groups. Attach any information that will help illustrate the description. (Special note: If the software is integrated/imbedded code to the software of others, please answer in terms of the greater body of code. For example, if the software is part of a software application, what is the purpose of and who is the intended user(s) of the software application?)

Is this software/database necessary to carry out the contract?  ☐ Yes  ☐ No

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What problems of the user/user groups described above does your software/database solve?

Describe the unique features of the software/database over other software that may be either on the market or is currently being used by others.

If known, name and describe the closest known software/database that performs or provides data or information that is similar to what is being disclosed.

What disadvantages or limitations does your software/database have? If so, how can they be overcome?

Has the software/database been completed? ☐ Yes  ☐ No

If yes, date of completion:

For Software only: Has the software been tested? ☐ Yes  ☐ No

If yes, date/s of test/s:

If tested, please provide test results as an attachment to this form, if applicable.

Describe what hardware configuration(s) is/will be required to operate the software/database

9

Identify the operating system(s) required (if applicable)

List the utilities required.

For software only: What programming language was used to create the software?

Is software/databse that is owned and/or authored by persons other than the authors listed above incorporated into the subject software?  ☐ Yes  ☐ No

If yes, list all third party sources (including open source and freeware):

Is the software/database a derivative work?  ☐ Yes  ☐ No

If yes, name the original software/databse.

Has the author of the original work provided written authorization to create derivative works?  ☐ Yes  ☐ No

If not, explain the steps being taken to obtain authorization.

Disclosures and Background Information for patentable software

For software that may be patentable (i.e. it must be associated with specific hardware in order to produce a technical result), it is important to identify any disclosures of the software that may have been made or will be made in the future. Disclosures may affect patentability.

10

Please identify any disclosures, of the software that have been made or are ready to be made. Include and attach any overheads or materials used in oral presentations, as well as any journal publications, posters, abstract submissions, and the like. Also, identify all those individuals to whom source code has been distributed (if any).

Are laboratory records pertaining to the software available? If so, give location.

Are there any known related patents? If so, please list.

List the most relevant articles, journals, or abstracts of other authors.

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KNOW HOW / TRADE SECRET

Short title of the know how or trade secret:

Description:

Is this knowledge necessary to carry out the contract?	NO	☐	Explain:
	YES	☐
Name of creator(s):

	Third parties to whom the information has been disclosed Name them:	NDA* Yes/No * NDA stands for “Non Disclosure Agreement”	Date of NDA
Has the relevant information been made available to any third party

NO
YES

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GUIDELINES FOR FILING THE FORM

The contractor is invited to describe in his final report or any specific report, the results of his activities from an IPR(1) point of view.

(1) DEFINITIONS

Intellectual Property IPR means legal rights related to: “(1) literary, artistic and scientific works; (2) performances of performing artists, phonograms, and broadcasts; (3) inventions in all fields of human endeavour; (4) scientific discoveries; (5) industrial designs; (6) trademarks, service marks, and commercial names and designations; (7) protection against unfair competition; and all other rights resulting from intellectual activity in the industrial, scientific, literary or artistic fields.” (Article 2 of the Convention establishing the World Intellectual Property Organization, on July 14, 1967)

Background IPR means knowledge that was either in existence prior to the signing of the contract or was first produced outside of the project. For the great majority of projects, the most common background intellectual property will be patents, patent applications, copyrights and some types of proprietary information, including know-how, confidential information and trade secrets. Examples of things protected by patents and patent applications are new products, new materials, machines, compositions of matter, and various types of methods and processes. Examples of things protected by copyrights are software, databases & publications.

Business confidential information or know-how means technical, commercial or financial information which: (1) has been held in confidence by its owner: (2) is not generally known or available from other sources; (3) has not been made available by its owner to other parties without an obligation concerning its confidentiality; and (4) is not available to the receiving party without obligations concerning confidentiality. Business confidential information may include proprietary market research, customer lists, trade secrets, product development plans and schedules, the results of market trials, and pricing strategies.

Computer software means computer programs and databases.

•                  Computer programme means the representation in an objective form of the whole body of data and instructions designed to make a computer or other data processing machine operate to produce a specific result, including the preparatory literature produced while the computer program is being developed and the audiovisual displays generated by the program itself.

•                  Database means an objective form for the representation and organization of a body of data (relating to articles, accounts, etc.), so systematized as to be susceptible of retrieval and processing with a computer.

Invention information means descriptions of inventions, either written or oral, included in laboratory books, in electronic or paper form, records of invention, proposed publications, proposals, reports, and other documents or types of communications.

License means the transfer of the right to use intellectual property under terms and conditions specified in a contract. An exclusive license restricts the right to use the licensed intellectual property to just one person or organization. A non-exclusive license allows multiple, even competing persons or organizations the right to the licensed intellectual property. In either case, those holding licenses may pay royalty fees to the owner of the intellectual property.

Assignment means the process by which a person or organization formally transfers or assigns its intellectual property rights to another person or organization.

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The contractor shall identify together with any deliverable in a separate section to his report or in a separate report if necessary, all the tasks/operations leading to results, as well as the results themselves, that can take the form of an invention information, business confidential information, trade secrets, a software, a data base etc. In case, during contract execution, you consider that you have created IPR, you must not wait the progress reports or the final report but you must advise Fusion for Energy without any delay.

The above results, in order to qualify as IPR, must first give the solution (or a solution) to the technical problems, subject matter or encountered during the execution of the contact and, second, be the outcome of an original effort of the supplier’s staff working within this activity.

Please provided with

1) Identification of foreground IPR: Tracking, Recording & Reporting inventions/know-how/software/DB etc

The information provided under this section of your report will be used by Fusion for Energy services as input to its IPR database as well as in order to prepare corresponding patent applications or other formalities.

You are invited to globally identify first all the innovative aspects of the work by comparing, if possible, the results against the state of the art. After this global description of the work, you are invited to describe the individual IPRs generated in the course of execution of the contract (foreground IPR)

Once a foreground IPR is identified, the following minimum information is needed in order to create the corresponding entries to the Fusion for Energy’s database:

•  Technological area

•  Short description of the technology

•  Contract title & number

•  Date of creation

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•  Partners & subcontractors (if any)

•  Inventor’s, creator’s full names, private address, telephone and position within the company and within the project

In case you have created business confidential information or know-how you must either fill in the form used for invention declaration or describe the know how in a document having the following form:

•                  description of the prior art and the problem to be solved,

•                  description of the solution provided (method, manufacturing process etc)

•                  description of the advantages in comparison with previous solutions,

•                  description of potential commercial applications.

•                  description of accidental disclosures

•                  information on the number of persons having been in touch with the technology

2) Keeping and transmitting evidence of created IPR

The protection of IPR as well as the safeguarding of know-how & business confidential information requires that evidence of creation is available. Such evidence is helpful not only for drafting patent applications or other legal documents but also for demonstrating ownership of a technology in case of infringement or litigation with third parties.

To that effect and in case of IPR created under this contract, evidence of the following must be transmitted to Fusion for Energy, together with the final report:

1) that the IPR has been created by the inventors/authors,

2) that it does not infringe on IPR created by others, and

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3) that the date of creation is certain.

The evidence can take the form of documents (paper or electronic), communications, logbooks, etc. In case your personnel is keeping laboratory books in paper, electronic or other form to develop their thoughts, to document research procedures and experimental methodologies, and to record data and other results, bringing such evidence should not a complicated task.

For example, in the event inventions are made, the bulk of the information required to complete the patent application or acquire other IPR must reside in the above documents. In case of software or data base developments, your staff is expected to keep computer software logbooks to record authors, flowcharts, algorithms, subroutines, software acronym names, source code listings, version numbers, key milestone dates and other key information.

Evidence recording information on the project’s progress must always be available to Fusion for Energy during visits, mid term or final reviews of the project’s progress. In case IPRs are created and reported, a copy of the evidence must be transmitted to Fusion for Energy together with the final report.

3)  Confidentiality & non disclosure

Please certify that to the best of your knowledge the results of the contract have been kept in confidence by your company and its staff and have not been communicated or accidentally released to the public. Otherwise indicate what kind of disclosure, publication, presentation, patent application etc. has taken place, where and when. In delivering your final work please mark any reports or portions thereof that contain an invention or business confidential information.

Under the contract signed with the Fusion for Energy, you are not allowed to publish or disclose the contracts results, to use the contract results or to grant access rights to third parties. However, if this has happened, please follow steps 4 & 5 below:

4)     Publications/ seminars/presentations/posters

You are invited to indicate in a detailed manner all kind of publications, presentations, posters that have taken place and have dealt with the results of the contract and supply relevant copies. Please also indicate the names of the authors and the place where the events have taken place. In case members of your staff have taken part in seminars as speakers and have presented the results of their work within this contract please indicate their name, the place of the event and supply a copy of their presentation.

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5) Use of the contract results and granting access rights to thirds

In the event you have been using the contract results without authorisation or third parties have already accessed the technologies created under this contract (event in the case you communicated the technology to public authorities in conformity with legal obligations) please indicate what kind of access has been granted, who accessed the technology and whether or not non disclosure agreement or licenses have been signed.

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